                                                                     EXHIBIT 2.1

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                            STOCK PURCHASE AGREEMENT



                           Dated as of March 25, 1998


                                 by and between


                           NCI BUILDING SYSTEMS, INC.

                                       and

                              BTR AUSTRALIA LIMITED


                            for the purchase and sale

                                       of

                          the outstanding capital stock

                                       of

                              AMATEK HOLDINGS, INC.


                   and joined in for certain limited purposes

                                       by

                                     BTR PLC


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
                                TABLE OF CONTENTS


                                                                                                      PAGE
                                                                                                      ----
                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES...................................................1


         1.1      Purchase and Sale of Shares............................................................1
         1.2      Purchase Price.........................................................................2
         1.3      Payment of the Purchase Price..........................................................2
         1.4      Purchase Price Adjustment. ............................................................2
         1.5      Delivery of Shares.....................................................................4
         1.6      Further Assurances.....................................................................4

                                   ARTICLE II
                                   THE CLOSING...........................................................5

                                   ARTICLE III
                           REPRESENTATIONS AND WARRANTIES................................................5


         3.1      Representations and Warranties of the Seller...........................................5
                           (a)      Organization, Good Standing, Qualification and Power.................5
                           (b)      Authority; Enforceability; No Violation; No Approvals................5
                           (c)      Subsidiaries; Equity Investments.....................................6
                           (d)      Capital Structure; Title to Shares...................................6
                           (e)      Financial Information................................................7
                           (f)      Ordinary Course......................................................7
                           (g)      Agreements...........................................................8
                           (h)      Litigation...........................................................9
                           (i)      Title to Assets......................................................9
                           (j)      Intellectual Property...............................................10
                           (k)      Benefit Plans; ERISA Matters........................................11
                           (l)      Transactions with Related Parties...................................11
                           (m)      Insurance...........................................................12
                           (n)      Taxes...............................................................12
                           (o)      Compliance with Laws................................................13
                           (p)      Environmental Matters...............................................13
                           (q)      Brokers.............................................................14
                           (r)      Qualification of Representations and Warranties.....................14



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
         3.2      Representations and Warranties of the Purchaser.......................................14
                           (a)      Organization, Good Standing, Qualification and Power................14
                           (b)      Authority; Enforceability; No Violation; Etc........................15
                           (c)      Brokers.............................................................15
                           (d)      Investment Intent...................................................15
                           (e)      Purchaser's Financing...............................................16

                                   ARTICLE IV
                    ADDITIONAL AGREEMENTS AND CONDUCT OF BUSINESS.......................................16

         4.1      Termination of Certain Agreements.....................................................16
         4.2      Access to Information.................................................................16
         4.3      Operation of Business.................................................................16
         4.4      Efforts to Consummate.................................................................17
         4.5      Amendments to Schedules...............................................................17
         4.6      Hart-Scott-Rodino Compliance..........................................................18
         4.7      Permissible Inter-Company Transactions; Seller's
                  Assumption of Certain Liabilities; Employee Trusts....................................18
         4.8      Actions After the Closing.............................................................20
                  (a)      Cooperation..................................................................20
                           (b)      Record Retention....................................................20
                           (c)      Intellectual Property; Change Amatek Name...........................20
         4.9      Change of Control Amendments or Waivers...............................................21
         4.10     Covenants by BTR......................................................................21
         4.11     Material Adverse Changes in NCI.......................................................21
         4.12     Inter-Company Payables and Receivables................................................22
         4.13     CFM Acquisition.......................................................................23

                                    ARTICLE V
                              CONDITIONS OF CLOSING.....................................................24

         5.1      Conditions to Obligation of the Purchaser.............................................24
         5.2      Conditions to Obligation of the Seller................................................25

                                   ARTICLE VI
                                 INDEMNIFICATION........................................................27

         6.1      Survival..............................................................................27
         6.2      General Indemnification...............................................................27
         6.3      Environmental Indemnification.........................................................30
         6.4      Limitation of Recourse................................................................33

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
                                   ARTICLE VII
                                   TERMINATION..........................................................34

         7.1      Right of Termination..................................................................34
         7.2      Effect of Termination.................................................................34

                                  ARTICLE VIII
                                      TAXES.............................................................34

         8.1      Liability for Taxes...................................................................34
         8.2      Refunds or Credits....................................................................35
         8.3      Contests..............................................................................36
         8.4      Cooperation...........................................................................37
         8.5      Covenants.............................................................................38
         8.6      Transfer Taxes........................................................................39
         8.7      Tax Sharing Agreements................................................................39

                                   ARTICLE IX
                                  MISCELLANEOUS.........................................................39

         9.1      Interpretative Provisions; Certain Definitions........................................39
         9.2      NO ADDITIONAL REPRESENTATIONS.........................................................40
         9.3      Expenses..............................................................................41
         9.4      Entire Agreement; Amendment...........................................................41
         9.5      Severability..........................................................................42
         9.6      Public Announcements..................................................................42
         9.7      Notices...............................................................................42
         9.8      Counterparts..........................................................................44
         9.9      GOVERNING LAW; WAIVER OF JURY TRIAL...................................................44
         9.10     CONSENT TO JURISDICTION AND SERVICE OF
                  PROCESS...............................................................................45
         9.11     Benefits of Agreement.................................................................46
         9.12     Construction..........................................................................46


                                    SCHEDULES


1.4               -      MBCI Net Worth Calculation
3.1(a)            -      Qualification
3.1(b)            -      Authority and Enforceability - Seller
3.1(c)            -      Subsidiaries
3.1(d)            -      Capital Structure
3.1(e)            -      Financial Statements
3.1(f)            -      Changes
3.1(g)            -      Contracts, Agreements, and Purchase Orders
3.1(h)            -      Litigation and Claims
3.1(i)            -      Title to Assets
3.1(j)            -      Intellectual Property
3.1(k)            -      Employee Benefit Plans, Employees and Consultants
3.1(l)            -      Transactions with Related Parties
3.1(m)            -      Insurance Policies
3.1(n)            -      Taxes
3.1(o)            -      Compliance with Laws
3.1(p)            -      Environmental Matters

3.2(b)            -      Authority and Enforceability - Purchaser

4.1               -      Contracts to be Terminated At Closing



                                    EXHIBITS


EXHIBIT A         -      Form of Opinion of Paul, Hastings, Janofsky & Walker
                         LLP, Special Counsel for the Seller
EXHIBIT B         -      Form of Opinion of Richie & Gueringer, P.C., Texas
                         Counsel for the Seller
EXHIBIT C         -      Form of Opinion of Clayton Utz, Australian Counsel for
                         the Seller
EXHIBIT D         -      Form of Opinion of General Counsel of BTR plc
EXHIBIT E         -      Form of Opinion of Gardere & Wynne, L.L.P., Counsel
                         for the Purchaser
EXHIBIT F         -      Form of CFM Contract for the Sale of Assets

                                   DEFINITIONS

         The following capitalized terms, which may be used in more than one Section or other location of this Agreement, are defined in the following Sections or other locations:


TERM                                                                                               SECTION
----                                                                                               -------
Agreement.........................................................................................Preamble
Amatek............................................................................................Recitals
BTR...............................................................................................Preamble
CFM....................................................................................................1.2
CFM Adjustment.........................................................................................1.2
Closing.........................................................................................Article II
Closing Date....................................................................................Article II
Closing Date Balance Sheet..........................................................................1.4(a)
Closing Date Net Worth..............................................................................1.4(c)
Code................................................................................................3.1(k)
Common Stock........................................................................................3.1(d)
Companies.........................................................................................Recitals
Compliance Losses................................................................................6.3(a)(i)
Confidentiality Agreement...........................................................................9.4(a)
Defaulting Party.......................................................................................7.2
Defense Notice......................................................................................6.2(d)
Documents...........................................................................................3.1(b)
Doublecote..........................................................................................3.1(e)
Employee Plan.......................................................................................3.1(k)
Encumbrances...........................................................................................1.1
Environmental Laws...............................................................................3.1(p)(i)
Environmental Losses................................................................................6.3(a)
Environmental Permits............................................................................3.1(p)(i)
ERISA...............................................................................................3.1(k)
ERISA Affiliate.....................................................................................3.1(k)
Facility............................................................................................6.3(a)
Financial Statements................................................................................3.1(e)
Governmental Authority..............................................................................3.1(b)
Hazardous Substance..........................................................................3.1(p)(iv)(A)
HSR Act................................................................................................4.6
Indemnitee..........................................................................................6.2(c)
Indemnitor..........................................................................................6.2(c)
Independent Accounting Firm....................................................................1.4(e)(iii)


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

Laws.............................................................................................3.1(o)(i)
Listed Intellectual Property........................................................................3.1(j)
Loss(es)............................................................................................6.2(a)
Material Adverse Effect..........................................................................3.1(a)(i)
Material Contracts..................................................................................3.1(g)
MBCI................................................................................................3.1(e)
Minimum Net Worth...................................................................................3.1(e)
Net Worth...........................................................................................1.4(f)
1997 Balance Sheet..................................................................................3.1(e)
1997 Financial Statements...........................................................................1.4(a)
Permits.........................................................................................3.1(o)(ii)
Person..............................................................................................3.1(c)
Purchase Price.........................................................................................1.2
Purchaser.........................................................................................Preamble
Qualifying Facility Loss............................................................................6.3(a)
Remediation Losses..............................................................................6.3(a)(ii)
Returns.............................................................................................3.1(n)
Securities Act......................................................................................3.2(d)
Seller............................................................................................Preamble
Shares............................................................................................Recitals
Subsidiaries......................................................................................Recitals
Survival Period........................................................................................6.1
Tax Benefits........................................................................................8.2(d)
Tax(es).............................................................................................3.1(n)
Third Party Claim...................................................................................6.2(d)

                            STOCK PURCHASE AGREEMENT


         STOCK PURCHASE AGREEMENT dated as of March 25, 1998 (this "AGREEMENT"), by and between NCI BUILDING SYSTEMS, INC., a Delaware corporation ("PURCHASER"), and BTR AUSTRALIA LIMITED, a company organized under the laws of Australia ("SELLER"), and joined in for the limited purposes described in Section 4.10 by BTR PLC, a company organized under the laws of the England ("BTR").

                              W I T N E S S E T H:

         WHEREAS, BTR owns directly or indirectly all of the outstanding capital stock of the Seller, and the Seller owns all of the outstanding capital stock of Amatek Holdings, Inc., a Texas corporation ("AMATEK"), consisting of 119,500 shares of common stock, without par value (the "SHARES");

         WHEREAS, Amatek owns directly or indirectly the outstanding capital stock of the corporations and the ownership interests in the limited liability company set forth on Schedule 3.1(c) (the "SUBSIDIARIES" and, collectively with Amatek, the "COMPANIES"); and

         WHEREAS, the Purchaser desires to purchase the Shares from the Seller, and the Seller desires to sell the Shares to the Purchaser, in each case upon the terms and subject to the conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual terms, conditions and other agreements set forth herein, the parties hereto hereby agree as follows:


                                    ARTICLE I
                           PURCHASE AND SALE OF SHARES

1.1      PURCHASE AND SALE OF SHARES.

         On the terms and subject to the conditions contained in this Agreement, at the Closing (as hereinafter defined), the Seller shall sell, transfer, convey and assign to the Purchaser, and the Purchaser shall purchase and acquire from the Seller, the Shares, free and clear of all Encumbrances (other than restrictions on transfer arising under applicable federal and state securities laws). As used herein, the term "ENCUMBRANCES" shall mean and include any security interests, mortgages, liens, pledges, charges, easements, reservations, restrictions, rights of way, servitudes, options, rights of first refusal, rights of first offer, community property interests, restrictions of any kind and all other encumbrances, whether or not relating to the extension of credit or the borrowing of money.

1.2      PURCHASE PRICE.

                  (a) The aggregate purchase price to be paid at Closing by the Purchaser to the Seller for the Shares shall be an amount equal to (i) $550,000,000, plus (ii) if California Finished Metals, Inc. ("CFM") is acquired by the Companies on or prior to the Closing Date, an amount, not to exceed $20,000,000 in the aggregate (the "CFM ADJUSTMENT"), equal to the purchase price of CFM plus the transaction expenses related to such acquisition incurred by the Companies, less (iii) the Net Inter-Company Payables Amount (as defined in
Section 4.12) (the "PURCHASE PRICE"). The Purchase Price shall be adjusted after the Closing Date in accordance with the terms of Section 1.4.

                  (b) The Seller and the Purchaser agree that any payments made by the Seller in satisfaction of its indemnification obligations in Article VI and Article VIII shall be treated as an adjustment to the Purchase Price.

1.3      PAYMENT OF THE PURCHASE PRICE.

         On the Closing Date, the Purchaser shall pay the Purchase Price by wire transfer of immediately available funds to the account of the Seller designated in writing by the Seller at least one business day prior to the Closing Date. At the Closing, the Seller shall be entitled to receive the total Purchase Price less the aggregate amount, if any, directed by the Seller to be paid on behalf of the Seller directly to those third parties designated by the Seller for fees, expenses, costs or other obligations arising out of or in connection with the transactions contemplated in this Agreement.

1.4      PURCHASE PRICE ADJUSTMENT.

                  (a) As promptly as practicable, but in any event within 60 days after the Closing Date, the Seller shall prepare or cause to be prepared a consolidated balance sheet for MBCI and its Subsidiaries audited by Ernst & Young as of the close of business on the Closing Date (the "CLOSING DATE BALANCE SHEET"), prepared using U.S. generally accepted accounting principles consistently applied in the preparation of the 1997 audited consolidated financial statements of MBCI and its Subsidiaries (the "1997 FINANCIAL STATEMENTS"), subject to the adjustments and specific statements detailed in paragraph (b) below. Schedule 1.4 shows the balance sheet so prepared at December 31, 1997, adjusted in accordance with clause (b) below, and deriving the Net Worth of MBCI and its Subsidiaries at December 31, 1997 of $202,000,000 plus the CFM Adjustment as detailed in Section 1.2 (if any) (the "MINIMUM NET WORTH").


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
                  (b) The Closing Date Balance Sheet shall:

                           (i) exclude intercompany payables and receivables whether to or from MBCI or any of its Subsidiaries on the one hand and, on the other hand, any of BTR or its other Affiliates (i.e., Affiliates of BTR other than MBCI and its Subsidiaries);

                           (ii) be adjusted upward for the CFM Adjustment (if any) (as shown in Schedule 1.4);

                           (iii) not consolidate the assets and liabilities of CFM; and

                           (iv) be prepared so as to include no charge, accrual, provision, reserve or write-off in respect of any costs, liabilities or charges to be incurred after the Closing Date:

                                    (A) as a consequence of the change of
                  ownership of any Company or any change in management strategy, direction or priority which results from the change of ownership; or

                                    (B) in respect of the disposal, closure,
                  reorganization or restructuring of any operations of any Company.

                  (c) If the Minimum Net Worth exceeds the Net Worth (as defined in paragraph (f) below) shown on the Closing Date Balance Sheet (the "CLOSING DATE NET WORTH"), the Seller shall pay to the Purchaser, as an adjustment to the Purchase Price, in immediately available funds, within five days of delivery of the Closing Date Balance Sheet to the Purchaser, the amount by which the Minimum Net Worth exceeds the Closing Date Net Worth.

                  (d) The Purchaser shall provide the Seller and its representatives with full access to the books, records, facilities and employees of each Company, and shall cooperate fully with the Seller and its representatives, to the extent required by the Seller and its representatives in order to prepare the Closing Date Balance Sheet.

                  (e) (i) If not disputed by the Purchaser in accordance with this Section 1.4(e), the Closing Date Net Worth calculation and the Closing Date Balance Sheet shall be final and binding on the Seller and the Purchaser for purposes of determining the adjustment to the Purchase Price, if any, under this
Section 1.4.

                           (ii) If the Purchaser disputes any amounts reflected on the Closing Date Balance Sheet or Closing Date Net Worth calculation, the Purchaser shall notify the Seller in writing of each disputed item within 30 days of the

         Purchaser's receipt of the Closing Date Balance Sheet, specifying the amount thereof in dispute and setting forth, in detail, the basis for such dispute. In the event of such a dispute, the Purchaser and the Seller shall negotiate in good faith to reconcile their differences.

                           (iii) If the Purchaser and the Seller are unable to reach a resolution, the Purchaser and the Seller shall submit the items in dispute that the Purchaser shall be entitled to dispute by the terms of this Section 1.4(e) for resolution to Arthur Andersen or an independent accounting firm mutually acceptable to the Purchaser and the Seller (the "INDEPENDENT ACCOUNTING FIRM"). The Independent Accounting Firm shall, within 30 days of such submission, make a determination and report to the Seller and the Purchaser with respect to such remaining disputed items, and such report shall be final, binding and conclusive on the Seller and the Purchaser. In its determination, the Independent Accounting Firm shall consider and report on all disputed items submitted to it (but only those disputed items submitted to it) without regard to the materiality of any such disputed item with respect to any financial statements taken as a whole. The fees and disbursements of the Independent Accounting Firm shall be allocated between the Seller and the Purchaser in the same proportion that the aggregate amount of such disputed items so submitted to the Independent Accounting Firm that is unsuccessfully disputed by each such party (as finally determined by the Independent Accounting Firm) bears to the total amount of such disputed items so submitted.

                  (f) As used herein, "NET WORTH" means, at any date, the amount by which (A) total consolidated assets at such date exceeds (B) total consolidated liabilities at such date of MBCI and its consolidated subsidiaries as derived from and defined by Schedule 1.4 and prepared in accordance with Sections 1.4(a) and 1.4(b) above.

1.5      DELIVERY OF SHARES.

         At the Closing, in consideration of the Purchaser's delivery of the Purchase Price to the Seller in accordance with Section 1.3, the Seller shall deliver to the Purchaser a certificate or certificates representing the Shares, duly endorsed in blank for transfer or accompanied by stock powers duly executed in blank, sufficient in form and substance to convey to the Purchaser good title to all of the Shares.

1.6      FURTHER ASSURANCES.

         The Seller shall, at any time after the Closing, upon the reasonable request of the Purchaser and at the Seller's expense, do, execute, acknowledge and deliver, and cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney or assurances as may be reasonably required to transfer, convey, grant and confirm to and vest in the Purchaser good title to all of the Shares.


                                   ARTICLE II
                                   THE CLOSING

         The closing (the "CLOSING") of the transactions contemplated by this Agreement shall take place as soon as practicable, but in no event later than five business days, after satisfaction or waiver of each of the conditions set forth in Article V, at the offices of Paul, Hastings, Janofsky & Walker LLP, 399 Park Avenue, New York, New York 10022, or at such other time and place as shall be mutually agreeable to the parties hereto (the "CLOSING DATE").


                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

3.1      REPRESENTATIONS AND WARRANTIES OF THE SELLER.

         The Seller hereby represents and warrants to the Purchaser as follows:

                  (a) Organization, Good Standing, Qualification and Power. Each of the Companies is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or limited liability company power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Seller has delivered to the Purchaser correct and complete copies of the certificate of incorporation and by-laws (or similar organizational documents) of each Company as in effect on the date hereof. Except as set forth on Schedule 3.1(a), each Company is, or on the Closing Date will be, duly qualified and in good standing to do business in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the business, financial condition or results of operations of the Companies taken as a whole (a "MATERIAL ADVERSE EFFECT").

                  (b) Authority; Enforceability; No Violation; No Approvals The Seller has all requisite corporate power and authority to execute and deliver this Agreement and the other agreements, instruments, certificates and documents necessary for the consummation of the transactions contemplated by this Agreement (together with this Agreement, collectively, the "DOCUMENTS") to which it is or will be a party as contemplated hereby and to perform its obligations under each such Document. The execution and delivery by the Seller of each such Document and the performance by the Seller of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Seller. Each such Document is, or upon its execution and delivery will be, a valid and binding obligation of the Seller, enforceable against the Seller in accordance with its terms, except to the extent that such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity. Except as set forth on Schedule 3.1(b), neither the execution or delivery by the Seller of any such Document nor the performance by the Seller of its obligations thereunder will (i) conflict with or result in a breach of any provision of its certificate of incorporation or memorandum of association, (ii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any Governmental Authority (as hereinafter defined) applicable to the Seller or its assets, properties or rights, except, in each case, any such violation which is not reasonably likely to have a Material Adverse Effect, or (iii) result in the imposition or creation of any Encumbrance upon or with respect to the Shares (other than restrictions on transfer arising under applicable securities laws). Except as set forth on
Schedule 3.1(b), no material filing with, and no material permit, authorization, consent or approval of, any Governmental Authority is necessary for the execution and delivery of the Documents by the Seller or the performance of its obligations thereunder. As used in this Agreement, the term "GOVERNMENTAL AUTHORITY" means any federal, state, local or foreign government, authority, instrumentality, department, commission, board, bureau, agency or court.

                  (c) Subsidiaries; Equity Investments. Schedule 3.1(c) sets forth the name of each Subsidiary and Amatek's direct or indirect ownership interest therein. Except as set forth on Schedule 3.1(c), Amatek does not, directly or indirectly, own or have the right to acquire any capital stock of, or other ownership interest in, any Person. As used in this Agreement, the term "PERSON" means any individual, corporation, association, partnership, limited liability company, joint venture or other entity or any Governmental Authority.

                  (d) Capital Structure; Title to Shares.

                           (i) The authorized capital stock of Amatek consists of 121,000 shares of common stock, without par value ("COMMON STOCK"). The Shares constitute all of the outstanding shares of Common Stock. All outstanding shares of Common Stock are validly issued and outstanding, fully paid and nonassessable, and are held beneficially and of record by the Seller. There are no outstanding options, warrants, rights, calls, agreements, convertible securities or other commitments or rights to purchase or acquire the Shares, or to purchase or acquire any unissued capital stock from Amatek. Except as set forth on Schedule 3.1(d) and in the certificate of incorporation and memorandum of association of Amatek, there are no material contracts, commitments, agreements, understandings, arrangements or restrictions to which Amatek is a party which relate to the Shares.

                           (ii) Schedule 3.1(d) sets forth the state of incorporation or organization and the authorized and outstanding equity capitalization of each Subsidiary. The shares of capital stock or membership interests of each Subsidiary are validly issued and outstanding, fully paid and nonassessable, and are owned beneficially and of record by the Companies as set forth on Schedule 3.1(d), free and clear of all Encumbrances (other than restrictions on transfer arising under applicable federal and state securities laws). Except as set forth on Schedule 3.1(d) or on Schedule 3.1(g), there are no outstanding options, warrants, rights, calls, agreements, convertible securities or other commitments or rights to purchase or acquire any of the issued and outstanding capital stock of or membership interests in any Subsidiary, or any unissued capital stock or membership interests from any Subsidiary. Except as set forth in the certificate of incorporation or operating agreement or similar organizational document of the Subsidiaries or on Schedule 3.1(d) or Schedule 3.1(g), there are no material contracts, commitments, agreements, understandings, arrangements or restrictions to which any Subsidiary is party which relate to the acquisition of its capital stock or membership interests.

                  (e) Financial Information. Schedule 3.1(e) contains complete and accurate copies of (i) the audited consolidated balance sheet of Metal Building Components, Inc. ("MBCI") as of December 31 of each of 1994, 1995, 1996 and 1997 and the related audited consolidated statements of operations, stockholders' equity and cash flows for each year then ended, and (ii) the audited consolidated balance sheet of Doublecote, L.L.C. ("DOUBLECOTE") as of December 31 of each of 1996 and 1997 and the related audited consolidated statements of operations, partners' deficiency and cash flows for each year then ended. The audited consolidated balance sheets of MBCI and Doublecote as of December 31, 1997 are collectively referred to herein as the "1997 BALANCE SHEET", and the financial statements described in clauses (i) and (ii) above are collectively referred to herein as the "FINANCIAL STATEMENTS." Except as set forth on Schedule 3.1(e), the Financial Statements (A) were prepared in accordance with the books and records of MBCI or Doublecote, as applicable, (B) fairly present, in all material respects, the financial condition of MBCI and its consolidated subsidiaries or Doublecote, as applicable, at and as of the dates indicated and the results of operations of MBCI and its consolidated subsidiaries or Doublecote, as applicable, for the periods indicated, and (C) have been prepared in accordance with United States generally accepted accounting principles consistently applied. Except as set forth on Schedule 3.1(e), neither Amatek nor Amatek, Inc. owns any assets other than the shares of capital stock of Amatek, Inc. owned by Amatek and the shares of capital stock of MBCI owned by Amatek, Inc., and neither Amatek nor Amatek, Inc. has any liabilities, whether accrued, contingent or otherwise and whether asserted or unasserted.

                  (f) Ordinary Course. Except as set forth on Schedule 3.1(f), and except for the preparation for the transactions contemplated by this Agreement, since the date of the 1997 Balance Sheet, the business of the Companies has been operated in the ordinary and normal course of business.

                  (g) Agreements. Schedule 3.1(g) sets forth an accurate and complete list of each contract or agreement, whether written or oral (including any and all amendments thereto) to which any Company is a party or by which any Company is bound and which:

                           (i) relates to the purchase, maintenance or acquisition, or sale or furnishing of materials, supplies, merchandise, machinery, equipment, parts or any other property or services (excluding any such contract made in the ordinary course of business and which is expected to be fully performed within twelve (12) months of the date hereof or which involves revenues or expenditures of less than $1,000,000);

                           (ii) is a collective bargaining agreement or contract with any labor union;

                           (iii) prohibits or restricts such Company from competing with any business, or otherwise restrains or prevents such Company from carrying on any lawful business;

                           (iv) relates to the employment, compensation, or consulting between such Company and any of its respective officers, directors, employees or consultants who are entitled to compensation thereunder in excess of $300,000 per annum;

                           (v) is a purchase agreement, conditional sales agreement, occupancy agreement, license, lease or sublease for real property, which in the case of a license, lease or sublease, has a term of more than twelve (12) months from the date hereof and involves annual payments in excess of $1,000,000;

                           (vi) is a lease, sublease, or other title retention agreement or conditional sales agreement involving remaining payments aggregating in excess of $1,000,000 for any machinery, equipment, vehicle or other tangible personal property (whether such Company is a lessor or lessee);

                           (vii) is a contract for capital expenditures or the acquisition or construction of fixed assets with remaining payments in excess of $1,000,000;

                           (viii) is a joint venture or partnership contract or other material contract involving the sharing of profits, losses, costs or liabilities; or

                           (ix) is a promissory note or other instrument evidencing indebtedness for borrowed money or other indebtedness (other than trade payables) of the Companies that is intended to have a balance outstanding following the Closing, and any trust indentures, mortgages or other security agreements relating to the assets of the Companies and securing such indebtedness.

The foregoing contracts are collectively referred to herein as the "MATERIAL CONTRACTS". Except as set forth on Schedule 3.1(g), to the Seller's knowledge:
(A) all of the Material Contracts are in full force and effect and enforceable in all material respects by the applicable Company in accordance with their terms, except to the extent that such unenforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity, and
(B) no Company is in breach of or default under (and no event has occurred which with notice or the passage of time or both would constitute a breach of or default under) any Material Contract listed which is reasonably expected to result in a Material Adverse Effect.

                  (h) Litigation. Except as set forth on Schedule 3.1(h) and except for workers' compensation claims incurred in the ordinary course of business and other claims that are not reasonably expected to result in a Material Adverse Effect, to the Seller's knowledge, no Company has received written notice of any action, suit, claim, audit, investigation or legal, administrative or arbitration proceeding filed or threatened against such Company, whether at law or in equity, whether civil or criminal in nature and whether before or by any Governmental Authority. Except as set forth on Schedule 3.1(h), to the Seller's knowledge, there are no judgments, decrees, injunctions or orders of any Governmental Authority binding upon any Company which are reasonably expected to result in a Material Adverse Effect.

                  (i) Title to Assets. Except as set forth on Schedule 3.1(i) or, with respect to real property, as otherwise identified in any title insurance policy, to the Seller's knowledge, each Company has good (and, in the case of real property, marketable) title to all of the material assets and properties reflected on the 1997 Balance Sheet as being owned by such Company (except for those assets and properties sold, consumed or otherwise disposed of since the date of the 1997 Balance Sheet in the ordinary course or as contemplated by this Agreement), free and clear of all Encumbrances, except:

                           (i) Encumbrances set forth on Schedule 3.1(d) or
         Schedule 3.1(i) (all indebtedness secured by real property described in the title insurance policies listed in Schedule 3.1(d) has been paid in full and the related liens discharged);

                           (ii) liens for taxes not yet due and payable or being contested in good faith by appropriate proceedings;

                           (iii) easements, covenants, conditions and restrictions of record;

                           (iv) easements, covenants, conditions and restrictions not of record as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of such Company's business as presently conducted;

                           (v) any zoning or other governmentally established restrictions or encumbrances;

                           (vi) workers' or unemployment compensation liens arising in the ordinary course of business;

                           (vii) landlord's, mechanic's, materialman's, supplier's, vendor's or similar liens arising in the ordinary course of business securing amounts which are not delinquent;

                           (viii) deposits made in the ordinary course of business;

                           (ix) railroad trackage agreements, utility, slope and drainage easements, right-of-way easements and leases regarding signs;

                           (x) leases; and

                           (xi) other imperfections of title, easements, covenants, conditions, restrictions or Encumbrances which are not reasonably expected, individually or in the aggregate, to result in a Material Adverse Effect.

                  (j) Intellectual Property. Schedule 3.1(j) sets forth an accurate and complete list of all material patents, pending patent applications, trademarks, service marks, pending trademark or service mark applications and trade names licensed to, assigned to, applied for or registered in the name of, each Company, and all material copyright registrations or pending applications for copyright registrations of such Company (except for the trademarks, trade name or other intellectual property rights of BTR plc or the Seller, including the "BTR" name and logo and any variants thereof and the "Amatek" name, which are expressly not being conveyed in connection with the transactions contemplated by this Agreement), including the nature (e.g., patent, trademark, etc.) of such intellectual property, the application or registration number, the jurisdiction and the record owner (the "LISTED INTELLECTUAL PROPERTY"). Except as set forth on Schedule 3.1(j), to the Seller's knowledge:

                           (i) no registration, patent or other governmental document relating thereto (if any) has lapsed, expired or been abandoned or canceled or is the subject of cancellation proceedings or otherwise has been held invalid or unenforceable with respect to the Listed Intellectual Property;

                           (ii) no Company has infringed or misappropriated, and is not now, in any material respect, infringing or misappropriating, any intellectual property right belonging to any Person based on the operations of such Company within the last three years, in each case which could reasonably be expected to result in a Material Adverse Effect, and no material claim is pending to the effect that any of the Listed Intellectual Property is invalid or unenforceable; and

                           (iii) no Person is infringing upon or violating any of the Listed Intellectual Property in any material respect.

                  (k) Benefit Plans; ERISA Matters. Except as set forth on
Schedule 3.1(k), to the Seller's knowledge:

                           (i) all Employee Plans (as defined below) have been operated and administered in all material respects in accordance with ERISA (as defined below) and the Internal Revenue Code of 1986, as amended (the "CODE"); and

                           (ii) no Company has any liabilities under any Employee Plan, except liabilities to make contributions or pay benefits in the ordinary course or liabilities which are not reasonably expected to result in a Material Adverse Effect.

As used in this Agreement, "EMPLOYEE PLAN" means any "employee benefit plan", as that term is defined in Section 3 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and all other employee profit-sharing, incentive, deferred compensation, severance, group insurance and other employee benefit plans, arrangements and practices under which any Company has any present or future obligation or liability on behalf of its employees or former employees or their dependents or beneficiaries. The Seller has delivered to the Purchaser, or provided the Purchaser with access to, correct and complete copies of all Company Employee Plans. The Purchaser acknowledges and agrees that the only representations and warranties of the Seller herein as to any ERISA matters are those contained in this Section 3.1(k).

                  (l) Transactions with Related Parties. Except as set forth on
Schedule 3.1(l) and except for normal employment arrangements entered into in the ordinary course consistent with past practices, since the date of the 1997 Balance Sheet, no Company has purchased, acquired or leased any property or services from, or sold, transferred or leased any property or services to, or loaned or advanced any money to, or borrowed any money from or entered into or been subject to any management, consulting or similar agreement with, any officer, director or shareholder of any such Company.

                  (m) Insurance. Schedule 3.1(m) contains an accurate and complete list of all material insurance policies currently in effect which are presently owned or held by any Company and insuring its products, property, assets, business and operations and its potential liabilities to third parties. All such insurance policies shall remain in place after the Closing Date in accordance with their terms, and any and all rights under such policies (including rights to proceeds for all claims made thereunder) shall remain rights of the Companies following the Closing.

                  (n) Taxes. Except as set forth on Schedule 3.1(n):

                           (i) each Company has filed or will cause to be filed all material returns, reports, information returns and other documents (including any related or supporting information) required to be filed by it prior to the Closing Date relating to any material Taxes (as defined below) with respect to any income, assets or operations of such Company, other than those for which extensions shall have been granted prior to the Closing Date (collectively, the "RETURNS");

                           (ii) as of the time of filing, such Returns were true and correct in all material respects;

                           (iii) each Company has paid, or made adequate provision for the payment of, all Taxes shown to be due on such Returns;

                           (iv) there are no liens for Taxes upon any Company or its assets except for liens for current Taxes not yet due; and

                           (v) all Taxes with respect to each Company that are required to be withheld or collected have been withheld or collected and, to the extent required, have been paid to the proper taxing authority or properly deposited as required by applicable law.

The term "TAX" or "TAXES" means, with respect to any Person, all income taxes (including any tax on or based upon net income, gross income, or income as specially defined, or earnings, profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment or windfall profits taxes, alternative or add-on minimum taxes, imposts or customs duties, together with any interest and any penalties thereon, imposed by any taxing authority on such Person. The Purchaser acknowledges and agrees that the only representations and warranties of the Seller herein as to any Tax matters (other than ERISA matters, which are covered by Section 3.1(k) above) are those contained in this Section 3.1(n).

                  (o) Compliance with Laws. To the Seller's knowledge, except as set forth on Schedule 3.1(o):

                           (i) each Company is in compliance with all applicable laws, rules, regulations, ordinances, decrees and orders of any Governmental Authority (other than Environmental Laws, which are covered by Section 3.1(p)) (collectively, "LAWS"), except those the failure to comply with which is not reasonably expected to result in a Material Adverse Effect; and

                           (ii) each Company has all governmental permits, licenses and authorizations necessary for the conduct of its business as presently conducted ("PERMITS"), except those the failure to obtain which is not reasonably expected to result in a Material Adverse Effect.

                  (p) Environmental Matters. Except as set forth on Schedule 3.1(p), to the Seller's knowledge:

                           (i) each Company has or has timely applied for all permits (collectively, the "ENVIRONMENTAL PERMITS") which are required in connection with the ownership of its assets and properties and the operation of its business under all federal, state, and local statutes, laws, codes, regulations, ordinances, rules or regulations relating to the environment, including relating to health or safety, pollution or the generation, handling, storage, transport, disposal, discharge or release of any materials or substances into the environment (collectively, "ENVIRONMENTAL LAWS"), except those the failure to obtain which is not reasonably expected to result in a Material Adverse Effect;

                           (ii) each Company is in compliance with the terms and conditions of its applicable Environmental Permits and is in compliance with all applicable Environmental Laws, except those failures of compliance with such Environmental Permits and Environmental Laws which are not reasonably expected to result in a Material Adverse Effect; and

                           (iii) no Company:

                                    (A) has, in violation of applicable
                  Environmental Laws, generated, handled, stored, transported, disposed, discharged or released any toxic or hazardous substance or waste, including any petroleum-derived substance or waste or any asbestos containing material, as defined in applicable Environmental Laws (a "HAZARDOUS SUBSTANCE"), or arranged for any of the foregoing for or on behalf of such Company, which violation is reasonably expected to result in a Material Adverse Effect;

                                    (B) has received notice under any
                  Environmental Laws of any violation, proceeding, investigation or lawsuit arising out of or related to the operation of the business of such Company or any claim for clean up costs, remedial work or damages in connection with the generation, handling, storage, transport, disposal, discharge or release of any Hazardous Substance, which notice has not been withdrawn, remediated or otherwise settled.

The Seller has delivered to the Purchaser, or provided the Purchaser with access to, correct and complete copies of all environmental studies, reports, audits, or analyses in each Company's possession relating to the assets and properties owned or leased by such Company. The Purchaser acknowledges that it has been afforded the opportunity to conduct its own investigation with respect to all environmental matters under this Section 3.1(p) and that such studies, reports, audits and analyses are provided for information purposes only and that neither the Seller nor any Company makes any representation or warranty whatsoever with respect to such studies, reports, audits and analyses. The Purchaser acknowledges and agrees that the only representations and warranties of the Company herein as to any environmental matters are those contained in this
Section 3.1(p).

                  (q) Brokers. No agent, broker, investment banker or other Person acting on behalf or under the authority of the Seller or any Company is or will be entitled to any fee or commission from the Purchaser or any Company in connection with any of the transactions contemplated hereby.

                  (r) Qualification of Representations and Warranties. Notwithstanding anything to the contrary, express or implied, contained in this Agreement, each of the representations and warranties of the Seller contained herein is modified by reference to the disclosures and information contained in this Agreement, in the other Documents and in the Schedules hereto.

3.2      REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.

         The Purchaser hereby represents and warrants to the Seller as follows:

                  (a) Organization, Good Standing, Qualification and Power. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as presently conducted. The Purchaser has delivered to the Seller correct and complete copies of the Purchaser's certificate of incorporation and by-laws as in effect on the date hereof.

                  (b) Authority; Enforceability; No Violation; Etc. The Purchaser has all requisite corporate power and authority to execute and deliver each of the Documents to which it is or will be a party as contemplated hereby and to perform its obligations under each such Document. The execution and delivery by the Purchaser of each such Document and the performance by the Purchaser of its obligations thereunder have been duly and validly authorized by all necessary corporate action on the part of the Purchaser. Each such Document has been, or upon its execution and delivery will be, duly and validly executed and delivered by the Purchaser and is, or upon its execution and delivery will be, a valid and binding obligation of the Purchaser, enforceable against it in accordance with its terms, except to the extent that such unenforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity. Neither the execution or delivery by the Purchaser of any such Document, nor the performance by the Purchaser of the obligations thereunder, nor compliance by the Purchaser with any of the provisions thereof, will (i) conflict with or result in a breach of any provision of the Purchaser's certificate of incorporation or by-laws, (ii) violate any law, statute, rule or regulation or judgment, order, writ, injunction or decree of any Governmental Authority, in each case applicable to the Purchaser or its assets, properties or rights, or (iii) conflict with or result in a default or breach of any provision of any material contract or agreement to which the Purchaser is a party or by which its properties or assets may be bound. Except as set forth on Schedule 3.2(b), no material filing with, and no material permit, authorization, consent or approval of, any Person is necessary for the execution and delivery of such Documents by the Purchaser, the performance of its obligations thereunder or the consummation by the Purchaser of the transactions contemplated by such Documents.

                  (c) Brokers. No agent, broker, investment banker, or other Person acting on behalf of the Purchaser or under the authority of the Purchaser is or will be entitled to any fee or commission directly or indirectly from the Seller (or any Company in the event the transactions contemplated hereby do not occur) in connection with any of the transactions contemplated hereby.

                  (d) Investment Intent. The Purchaser acknowledges that the Shares have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and that the Shares may not be resold absent such registration or unless an exemption therefrom is available. The Purchaser is acquiring the Shares for its own account, for investment purposes only and not with a view toward the distribution thereof within the meaning of the Securities Act.

                  (e) Purchaser's Financing. On the Closing Date, the Purchaser will have all funds necessary to pay the Purchase Price in immediately available funds, subject to no Encumbrances, and to consummate the transactions contemplated hereby.


                                   ARTICLE IV
                  ADDITIONAL AGREEMENTS AND CONDUCT OF BUSINESS

4.1      TERMINATION OF CERTAIN AGREEMENTS.

         Concurrently with the Closing, each of the contracts and agreements listed on Schedule 4.1 shall be automatically terminated without any further action by the parties thereto without any further liability of the Seller or the Companies thereunder.

4.2      ACCESS TO INFORMATION.

         From and after the date hereof until the Closing, the Seller will afford to the Purchaser, its counsel and authorized representatives, upon reasonable notice and during normal business hours (but without interruption of any Company's business), such access to each Company's facilities, management and books and records relating to such Company's business (including tax returns filed and in preparation) as the Purchaser may reasonably request.

4.3      OPERATION OF BUSINESS.

         From and after the date hereof until the Closing, except as may otherwise be contemplated by or necessary for the Seller or the Companies to perform their obligations under this Agreement (including Section 4.7) and the other Documents to which any of them is or will be a party, or except as otherwise consented to in writing by the Purchaser, the Seller will cause each of the Companies:

                           (i) to conduct its business only in the ordinary course consistent with past practice;

                           (ii) not to dispose of any material assets, except sales of inventories or other assets in the ordinary course of business;

                           (iii) to use commercially reasonable efforts to maintain its business, assets, properties and rights in accordance with past custom and practice;

                           (iv) not to reclassify, combine, split, subdivide or redeem or otherwise repurchase any capital stock, or issue, deliver, pledge or encumber any additional capital stock or other shares equivalent to or exchangeable for capital stock;

                           (v) not to pay, discharge or satisfy any material claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of liabilities in the ordinary course of business, including scheduled payments of indebtedness for money borrowed from third parties and purchase money indebtedness (including payments of principal, interest, fees and other charges related thereto), guarantees with respect to any of the foregoing indebtedness and indebtedness secured by any Encumbrance on the property or assets of such Company;

                           (vi) not to change in any material respect, its accounting methods or practices; and

                           (vii) not to amend or modify its certificate of incorporation or by-laws (or similar organizational documents).

4.4      EFFORTS TO CONSUMMATE.

         Subject to the terms and conditions of this Agreement, each party hereto shall use commercially reasonable efforts to take or cause to be taken all actions and do or cause to be done all things required under applicable laws, regulations and ordinances in order to consummate the transactions contemplated hereby, including (a) obtaining all material permits, authorizations, consents and approvals of any Person which are required for or in connection with the consummation of the transactions contemplated hereby and by the other Documents, (b) taking any and all reasonable actions necessary to satisfy all of the conditions to such party's obligations hereunder as set forth in Article V, and (c) executing and delivering all agreements and documents required by the terms hereof to be executed and delivered by such party on or prior to the Closing.

4.5      AMENDMENTS TO SCHEDULES.

         The Seller may, in its sole discretion, at any time prior to Closing, amend or modify any of the Schedules attached hereto. The Seller shall promptly notify the Purchaser of such modification or amendment and deliver copies of such modified or amended Schedules to the Purchaser. To the extent required by any such modification or amendment, the Seller and the Purchaser shall adjust the Purchase Price to equitably reflect the effects of any such modification or amendment to the Schedules. Any such written notice delivered to the Purchaser will be deemed to have amended the Schedules but no such notice or amendment shall be deemed to have cured any misrepresentation or breach of representation or warranty that otherwise might have existed hereunder.

4.6      HART-SCOTT-RODINO COMPLIANCE.

         The Purchaser and the Seller shall each file or cause to be filed with the Federal Trade Commission and the United States Department of Justice any notifications required to be filed by their respective "ultimate parent" companies under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), and the rules and regulations promulgated thereunder, with respect to the transactions contemplated herein. The parties shall use their best efforts to make such filings promptly, to respond to any requests for additional information made by either of such agencies, to cause the waiting periods under the HSR Act to terminate or expire at the earliest possible date and to resist vigorously, at their respective cost and expense, any assertion that the transactions contemplated herein constitute a violation of the antitrust laws, all to the end of expediting consummation of the transactions contemplated herein; provided, however, that neither the Purchaser nor the Seller shall be required to institute or defend legal proceedings and if either the Purchaser or the Seller shall determine that continuing such resistance is not in its best interests, the Purchaser or the Seller may, by written notice to the other party, terminate this Agreement with the effect set forth in Section 7.2.

4.7      PERMISSIBLE INTER-COMPANY TRANSACTIONS; SELLER'S
         ASSUMPTION OF CERTAIN LIABILITIES; EMPLOYEE TRUSTS.

                  (a) Notwithstanding Section 3.1(f) or Section 4.3, between the date hereof and the Closing Date, the Seller may cause any Company to (i) pay in full or in part any trade amounts owed to any of its Affiliates, (ii) repay in full or in part the then outstanding principal amount of, and interest (if any) accrued on, any funding loan balance owed by any Company to the Seller or any of its Affiliates and (iii) declare and pay a dividend or make such other disbursement of any cash in any Company.

                  (b) If it is determined that, as of immediately prior to the Closing Date, Amatek or Amatek, Inc. has (i) any liabilities or obligations (whether executory, fixed or unfixed, liquidated or unliquidated, whether the amount thereof can be readily ascertained or has accrued as of such date, or whether any other liability or obligation of any kind whatsoever) or (ii) any assets, excluding from such liabilities, obligations or assets InterCompany Payables and Inter-Company Receivables as defined in Section 4.12, then (x) the Seller agrees to pay, discharge, satisfy and assume such liabilities, and the Seller shall have the right to contest such liability in its own name or in the name of such entity and the Purchaser shall cause such entity to cooperate with the Seller with respect thereto, and (y) upon request by the Seller, at the Seller's own expense, the Purchaser shall, or shall cause Amatek or Amatek, Inc. to, assign such assets to the Seller or its designee to the extent permitted by applicable law.

                  (c) With respect to Amatek and Amatek, Inc. and its past or present Affiliates (other than MBCI and its subsidiaries) only, the Seller shall indemnify, and hold harmless the Purchaser, MBCI and its Subsidiaries from and against any liability (whether fixed or unfixed, liquidated or unliquidated), loss, actual or punitive damage, deficiency, demand, claim, suit, action or cause of action, cost or expense of any investigation or proceeding, settlement, compromise (including reasonable fees and expenses of attorneys, expert witnesses, consultants, engineers and accountants), assessment, penalty or fine actually suffered or incurred, including, without limitation, compliance, corrective, remedial, removal, response, abatement, closure, cleanup and monitoring costs as well as requirements to contribute to the remediation of third-party operated, off-site waste disposal sites and liabilities for personal injuries and repair of damage to natural resources that:

                  (i) arise out of or relate to permitting, reporting, record keeping, emissions limitations, discharge limitations, monitoring, procedures for labeling and placarding, storage, handling, transportation, manifesting or other environmental compliance obligations; or

                  (ii) arise out of or result from governmentally mandated action or third-party claims and relate to a release, spill, leak, pumping, pouring, emission, emptying, discharge, injecting, escape, leaching, disposal, transport, storage, generation, origination or dumping of a Hazardous Substance that occurred prior to the Closing Date from, at or onto any manufacturing facility or other real property site in which Amatek or Amatek, Inc. or any of its past or present Affiliates (other than MBCI and its Subsidiaries) had or maintains an interest or any third-party operated, off-site waste disposal facility to which any Hazardous Substance was transported, disposed or stored by Amatek or Amatek, Inc. or its past or present Affiliates (other than MBCI and its Subsidiaries). Notwithstanding anything contained herein to the contrary, this paragraph (c) shall not be deemed to impose any liability, obligation, cost or expense of any nature whatsoever upon the Seller that may arise solely from the ownership interests of Amatek and/or Amatek, Inc. in any of MBCI and its Subsidiaries or any successors thereto.

                  (d) To the extent any employee trust established for the beneficiaries of the MBCI Executive Management Deferred Compensation Plan or the Long Term Management Incentive Scheme are maintained or controlled by the Seller (or an Affiliate of the Seller), the Seller shall cause such accounts and the funds deposited therein to be transferred to the control of the Purchaser or its designee as of the Closing Date.

                  (e) The term "AFFILIATE" means, as to any Person, any Person that, directly or indirectly, controls, is controlled by or is under common control with such Person.

4.8      ACTIONS AFTER THE CLOSING.

                  (a) Cooperation. Subject to any limitations required to preserve any applicable attorney-client privilege, for a period of five years from and after the Closing Date, each party agrees to furnish or cause to be furnished to the other party or its representatives, upon reasonable request and during normal business hours, such information and assistance relating to the Companies and their businesses (including the cooperation of officers and employees and reasonable access to books, records and other data, and the right to make copies and extracts therefrom) as is reasonably necessary to facilitate
(i) the preparation for or prosecution, defense or disposition of any suit, action or other proceeding or investigation, (ii) the preparation for and filing of any tax return or election or audit, (iii) the preparation for and filing of any other documents requested by any Governmental Authority.

                  (b) Record Retention. The Purchaser shall, and shall cause each Company to, preserve and keep the books and records of each Company, and Seller shall preserve and keep any such books and records that it may retain with respect to the business of each Company, for a period of six years from and after the Closing Date, or for any longer period, (i) as may be required by any Governmental Authority or contract or agreement, (ii) as may be reasonably necessary for the prosecution, defense or disposition of any suit, action or other proceeding or investigation that is then pending or threatened, or (iii) that is equivalent to any applicable statute of limitations (including any extension thereof) with respect to matters pertaining to Taxes. Such records shall be made available to the Purchaser or the Seller, as the case may be, as provided in subsection (a) above. If either party wishes to destroy any records referred to in this subsection (b) after the applicable retention period, it shall first notify the other party in writing and the other party may, by written notice given within 60 days of its receipt of such notice, have the right to take possession of such records within 60 days after giving such written notice.

                  (c) Intellectual Property; Change Amatek Name. The Purchaser acknowledges that the names "BTR" and "Amatek", and their related logos, and all variants thereof, are not being conveyed in connection with the transactions contemplated by this Agreement, and the Purchaser agrees that it has no rights with respect thereto and will not use such names or variants after the date hereof. The Purchaser agrees that, promptly after Closing, it will change the names of Amatek, Inc. and Amatek Holdings, Inc. to any other names that will not contain the word "Amatek."

4.9      CHANGE OF CONTROL AMENDMENTS OR WAIVERS.

         On or prior to Closing, the Seller will use reasonable efforts to take such actions as may be reasonably requested by the Purchaser and permitted under such agreements or plans to modify or amend the provisions of any existing agreements with employees or any existing employee benefit plans of any of the Companies, including the MBCI Executive Management Deferred Compensation Plan and the Long Term Management Incentive Scheme, to provide or clarify that none of the benefits, vesting or payments thereunder will become accelerated or payable because of the change in control of the Companies to the Purchaser as contemplated herein, and/or the Seller and the Purchaser will cooperate and use their reasonable efforts to obtain from all employees entitled to acceleration of vesting of benefits or to payments because of the change in control of the Companies to the Purchasers as contemplated herein, a waiver of the applicability of those provisions.

4.10     COVENANTS BY BTR.

         BTR joins in the execution of this Agreement for the express, limited purpose of covenanting and agreeing with the Purchaser to the same effect and on the same terms and conditions as the Seller as set forth in (i) Section 1.4,
Section 4.7 and Section 4.12 of this Agreement with respect to post-closing adjustments to the Purchase Price, the payment, discharge, satisfaction and assumption of any liabilities (including environmental liabilities) of Amatek and Amatek, Inc. and certain of their Affiliates, and payment for and releases of certain intercompany payables and receivables (and the payments and other actions required in such Sections); (ii) Article VI of this Agreement with respect to the indemnification for environmental and other matters provided for therein; (iii) Article VIII of this Agreement with respect to Taxes and the indemnification for Tax matters provided for therein; and (iv) Article IX of this Agreement with respect to the various miscellaneous matters, including notices, consents to jurisdiction and service of process, described or provided for therein. BTR shall and does hereby make the aforedescribed covenants and agreements jointly and severally with the Seller.

4.11     MATERIAL ADVERSE CHANGES IN NCI.

         If, prior to the Closing, the Seller shall have concluded that a material adverse change has occurred in the consolidated financial condition of the Purchaser since October 31, 1997, it shall so notify the Purchaser in writing and specify with particularity the event or occurrence that it has concluded constitutes such material adverse change, with a request that the Purchaser obtain from the proposed lenders providing the financing for the Purchaser's acquisition of the Shares a written confirmation or statement either that (i) such event or occurrence does not constitute a material adverse change in the financial condition of the Purchaser since October 31, 1997, or that the lenders waive the same as a condition to their obligation to fund the initial loan request under the credit facility between the Purchaser and such lenders. If such written confirmation is not obtained and delivered to the Seller within ten (10) business days following delivery to the Purchaser of its written request therefor, the Seller shall have the right for a period of ten (10) additional days to deliver written notice of its election to terminate this Agreement, which shall thereupon be terminated without any liability of any party to the other. Upon such termination, all of the obligations of the parties hereunder shall terminate except for the obligations of the parties pursuant to Section
7.2 and the Confidentiality Agreement described in Section 9.4(a).

4.12     INTER-COMPANY PAYABLES AND RECEIVABLES.

                  (a) At Closing, the Purchaser, as agent for the Companies, shall pay to the Seller (for itself or as agent for its Affiliates to which the relevant payables are owed) an amount equal to the Inter-Company Payables Amount.

                  (b) At Closing, the Seller (for itself or as agent for its Affiliates), shall pay to the Purchaser (as agent for the Companies to which the relevant receivables are owed) an amount equal to the Inter-Company Receivables Amount.

                  (c) The Seller and the Purchaser shall make the payments which are due between them under paragraphs 4.12(a) and (b) above by setting the Inter-Company Payables Amount off against the Inter-Company Receivables Amount and paying the Net Inter-Company Payables Amount. The Seller shall notify the Purchaser at least five business days prior to the Closing Date of such net amount.

                  (d) The Seller (for itself or as agent for its Affiliates) and the Purchaser (on behalf of each relevant Company) covenant and agree with each other that payment of the Net Inter-Company Payables Amount (including by way of setoff under paragraph (c)) shall be deemed to satisfy, discharge and extinguish all those liabilities of the Seller and its Affiliates and of the Companies in respect of the Inter-Company Receivables Amount and the Inter-Company Payables Amount.

                  (e) The current income taxes balance outstanding at the Closing Date of MBCI and its Subsidiaries payable to the Seller and/or its Affiliates will be utilized as a provision against income taxes due for payment after the Closing Date but arising from operations of the Companies prior to the Closing Date, in accordance with Sections 8.1 and 8.5. Accordingly, the current income taxes balance outstanding as payable to the Seller and/or its Affiliates at the Closing Date will not be included in the definition of Inter-Company Payables and will be paid to the Seller or its Affiliates within ninety (90) days after the Closing Date except to the extent such payable should have been liquidated prior to the Closing Date pursuant to Section 8.1(c).

                  (f) The Seller agrees that on the Closing Date there will be no receivables or payables between MBCI and its Subsidiaries and Amatek, or between MBCI and its Subsidiaries and Amatek, Inc., or between Amatek and Amatek, Inc.

                  (g) All payments referred to in this Section 4.12 shall be made in available funds without any setoff (save as provided herein), restriction or condition and without any deduction or withholding (save only as required by law) in such manner as is the normal business practice.

                  (h) For purposes of this Section 4.12, the following terms shall have the following meanings: (i) "AFFILIATE" means, with respect to the Seller, any Person which controls, is controlled by or is under common control with the Seller; (ii) "INTERCOMPANY PAYABLES AMOUNT" means, with respect to any Company, the aggregate of all amounts owed by that Company to the Seller or any of the Seller's Affiliates outstanding at the close of business on the Closing Date (subject to the exclusion detailed in Section 4.12(e) above), such amount to exclude any amounts owed between the Companies; (iii) "INTER-COMPANY RECEIVABLES AMOUNT" means, with respect to the Seller or any of its Affiliates, the aggregate of all amounts owed by such entity to any Company outstanding at the close of business on the Closing Date, such amount to exclude any amounts owed between the Companies; and (iv) "NET INTER-COMPANY PAYABLES AMOUNT" means the Inter-Company Payables Amount less the Inter-Company Receivables Amount and shall not exceed $550,000,000 (for the avoidance of doubt, such amount may be a negative figure).

4.13     CFM ACQUISITION.

         The Purchaser acknowledges and agrees that the Companies intend to acquire certain assets of CFM on substantially the terms and conditions set forth in the Contract for the Sale of Assets attached hereto as Exhibit F. To the extent the representations, warranties and covenants contained in this Agreement are affected by such acquisition of CFM, such representations, warranties and covenants shall be deemed amended thereby to the extent necessary to cure any inaccuracy resulting from the CFM acquisition, provided that the Seller makes no representation and warranty with respect to CFM or its business.

                                    ARTICLE V
                              CONDITIONS OF CLOSING

5.1      CONDITIONS TO OBLIGATION OF THE PURCHASER.

         The obligation of the Purchaser to perform this Agreement is subject to the satisfaction on or before the Closing Date of the following conditions, unless waived in writing by the Purchaser:

                  (a) Authorization. All corporate or other action necessary to authorize the execution, delivery and performance of this Agreement and the other Documents by the Seller and the consummation by the Seller of the transactions contemplated by this Agreement and the other Documents shall have been duly and validly taken by the Seller.

                  (b) Performance of Obligations. The Seller shall have performed and complied in all material respects with all agreements and obligations and satisfied all conditions to be performed, complied with and satisfied by it under this Agreement and the other Documents prior to or at the Closing.

                  (c) No Litigation or Legislation. There shall not be any statute, rule or regulation having the effect of preventing, delaying or making the transactions contemplated by any of the Documents illegal or otherwise prohibited or any pending or threatened investigation, hearing, order, decree or judgment enjoining or seeking to enjoin the performance of any of the Documents or the transactions contemplated hereby or thereby or involving any challenge to, or seeking damages, or other relief in connection with such transactions.

                  (d) Secretary's Certificate. The Purchaser shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Seller and certifying as to:

                           (i) the accuracy of the Seller's memorandum of association and articles of association delivered to the Purchaser and the incumbency of the officers executing each of the Documents to which the Seller is a party; and

                           (ii) resolutions of the Board of Directors of the Seller authorizing the execution, delivery and performance of each of the Documents to which the Seller is a party.

                  (e) Representations and Warranties. The representations and warranties of the Seller set forth in Section 3.1 shall be correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date, without giving effect to amendments to the Schedules pursuant to
Section 4.5 (in each case, other than any representation or warranty that expressly relates to a specific date, which representation and warranty shall be correct in all material respects on the date so specified), and the Purchaser shall have received a certificate of a responsible officer of the Seller dated as of the Closing Date to such effect.

                  (f) Consents. The Seller shall have received all consents set forth on Schedule 3.1(b) required in connection with the transactions contemplated hereby.

                  (g) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

                  (h) Share Certificates. The Purchaser shall have received from the Seller the certificates representing the Shares as provided in Section 1.4.

                  (i) Opinion of Counsel to the Seller and BTR. The Purchaser shall have received an opinion dated the Closing Date from Paul, Hastings, Janofsky & Walker LLP, special counsel to the Seller, substantially to the effect provided in Exhibit A, an opinion dated the Closing Date from Richie & Gueringer, P.C., Texas counsel to the Seller, substantially to the effect provided in Exhibit B, an opinion dated the Closing Date from Clayton Utz, Australian counsel to the Seller, substantially to the effect provided in Exhibit C, and an opinion dated the Closing Date from the General Counsel of BTR, substantially to the effect provided in Exhibit D.

                  (j) No Material Adverse Change. There shall not have occurred a material adverse change in the (i) business, operations, assets, liabilities or financial condition of MBCI and its Subsidiaries taken as a whole since December 31, 1997, or (ii) financial condition of the Purchaser and its subsidiaries taken as a whole since October 31, 1997.

5.2      CONDITIONS TO OBLIGATION OF THE SELLER.

         The obligation of the Seller to perform this Agreement is subject to the satisfaction on or before the Closing Date of the following conditions, unless waived in writing by the Seller:

                  (a) Authorization. All corporate or other action necessary to authorize the execution, delivery and performance or this Agreement and the other Documents by the Purchaser and the consummation of the transactions contemplated by this Agreement and the other Documents shall have been duly and validly taken by the Purchaser and the Purchaser shall have full power and authority to enter into and consummate the transactions contemplated by this Agreement and the other Documents.

                  (b) Performance of Obligations. The Purchaser shall have performed and complied in all material respects with all agreements and obligations and satisfied all conditions to be performed, complied with and satisfied it under this Agreement and the other Documents prior to or at the Closing.

                  (c) No Litigation or Legislation. There shall not be any statute, rule or regulation that makes the sale of the Shares and the other transactions contemplated by any of the Documents illegal or otherwise prohibited or any investigation, hearing, order, decree or judgment enjoining or seeking to enjoin the performance of any of the Documents or the transactions contemplated hereby and thereby.

                  (d) Payment of Purchase Price. The Purchaser shall have made payment of the Purchase Price (as defined in Section 1.2), as it may have been adjusted pursuant to Section 4.7, as provided in Section 1.3.

                  (e) Secretary's Certificate. The Seller shall have received a certificate, dated as of the Closing Date, signed by the Secretary of the Purchaser and certifying as to:

                           (i) the accuracy of the Purchaser's certificate of incorporation and by-laws delivered to the Seller and the incumbency of the officers executing each of the Documents to which the Purchaser is a party; and

                           (ii) resolutions of the Board of Directors of the Purchaser authorizing the execution, delivery and performance of each of the Documents to which the Purchaser is a party.

                  (f) Representations and Warranties. The representations and warranties of the Purchaser set forth in Section 3.2 and in any other Document shall be correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on and as of such date, and the Seller shall have received a certificate of a responsible officer of the Purchaser dated as of the Closing Date to such effect.

                  (g) HSR Act. Any applicable waiting period under the HSR Act shall have expired or been terminated.

                  (h) Opinion of Counsel to the Purchaser. The Seller shall have received an opinion dated the Closing Date of Gardere & Wynne, L.L.P., counsel to the Purchaser, substantially to the effect provided in Exhibit E.

                                   ARTICLE VI
                                 INDEMNIFICATION


6.1      SURVIVAL.

         The representations and warranties of the Seller set forth in Section 3.1(d) (relating to title to shares and to capital structure of the Companies), the last sentence of Section 3.1(e) (relating to assets and liabilities of Amatek and Amatek, Inc.), and Section 3.1(n) (relating to Taxes) shall survive following the Closing Date until expiration of the applicable statute of limitation. The representations and warranties of the Seller set forth in
Section 3.1(p) (relating to environmental matters) shall survive for a period of three (3) years following the Closing Date. All other representations and warranties of the Seller set forth in this Agreement shall survive for a period of six (6) months following the Closing Date. The respective survival periods specified in this Section 6.1 are referred to herein as the "SURVIVAL PERIOD".

6.2      GENERAL INDEMNIFICATION.

                  (a) Subject to the conditions set forth in this Section 6.2, subsequent to the Closing Date, the Seller shall indemnify and hold harmless the Purchaser from and against any liability (whether fixed or unfixed, liquidated or unliquidated), loss, actual or punitive damage, deficiency, demand, claim, suit, action or cause of action, fine, penalty, or cost or expense of any and all investigation or proceeding, settlement, compromise (including reasonable attorney's fees and expenses) actually suffered or incurred, but excluding consequential, indirect or similar types of damage not the direct result of the harm suffered or incurred (collectively, "LOSSES") by the Purchaser and arising out of or resulting from the untruth and inaccuracy of any of the representations and warranties of the Seller contained in Section 3.1 or from any breach of the covenants of the Seller set forth in this Agreement; provided, however, that (i) the Purchaser shall not be entitled to indemnification pursuant to this Section 6.2(a) with respect to any individual Loss unless such Loss exceeds $250,000; (ii) the Purchaser shall not be entitled to indemnification pursuant to this Section 6.2(a) with respect to any individual Loss in excess of $250,000, until all such Losses (including the first $250,000 of each such individual Loss in excess of $250,000) exceed, in the aggregate, $15,000,000, in which case the Purchaser shall be entitled to indemnification only to the extent such Losses exceed $15,000,000; (iii) the Purchaser shall not be entitled to indemnification pursuant to this Section 6.2(a) with respect to the untruth or inaccuracy of any representation or warranty contained in Section
3.1 if the Seller can prove by a preponderance of the evidence that any director, officer, counsel, accountant or other representative of the Purchaser had actual knowledge at any time on or prior to the Closing Date of the events or conditions constituting or resulting in such untruth or inaccuracy; (iv) notwithstanding anything to the contrary contained herein, the Purchaser shall not be entitled to indemnification hereunder for any

Loss arising from the untruth or inaccuracy of any representation or warranty, and the amount of any Loss incurred in respect of such untruth or inaccuracy shall not be included in the calculation of aggregate Losses for purposes of clause (ii) of this Section 6.2(a), to the extent that a liability arising as a result of such untruth or inaccuracy is disclosed or reflected as a liability on the 1997 Balance Sheet; and (v) in no event shall the maximum aggregate liability of the Seller to indemnify the Purchaser pursuant to this Section 6.2(a) exceed $15,000,000. The foregoing proviso and the limitations set forth therein shall not be applicable to: (i) the representations and warranties of the Seller set forth in Section 3.1(d) (relating to title to shares and to capital structure of the Companies), the last sentence of Section 3.1(e) (relating to assets and liabilities of Amatek and Amatek, Inc.), Section 3.1(n) (relating to Taxes) or the covenants of the Seller set forth in Section 4.7 (relating to the payment, discharge, satisfaction and assumption of any liabilities (including environmental liabilities) of Amatek or Amatek, Inc.);
(ii) Sections 1.4 and 4.12 (relating to payment of post-closing adjustments to the Purchase Price and to payment of, and the extinguishment of certain liabilities following payment of, the Net Inter-Company Payables Amount); (iii)
Article VIII (relating to Taxes), which are exclusively addressed in said
Article VIII; or (iv) the representations and warranties with respect to environmental matters contained in Section 3.1(p) or covenants of the Seller with respect to environmental matters relating to MBCI and its Subsidiaries contained in Section 6.3, which are exclusively addressed in said Section 6.3.

                  (b) Subject to the conditions set forth in this Section 6.2, subsequent to the Closing Date, the Purchaser shall indemnify the Seller and its successors and assigns and hold them harmless against any Loss which the Seller may suffer, sustain or become subject to as a result of any breach by the Purchaser of any of its covenants, representations, warranties or obligations set forth herein, and as a result of the ownership and/or operations of the Companies from and after the Closing Date.

                  (c) No Person shall be liable for any claim for indemnification under this Section 6.2 unless written notice of a claim for indemnification is delivered by the Person seeking indemnification (the "INDEMNITEE") to the Person from whom indemnification is sought (the "INDEMNITOR") with respect to breaches of the representation and warranties before the expiration of the Survival Period and within 30 days after the Indemnitee has received notice or knowledge of the matter giving rise to such claim for indemnification. All notices given pursuant to this subsection (c) shall set forth with reasonable specificity the basis for the claim for indemnification and the amount of Losses with respect to such claim. Failure of the Indemnitee to give notice within said 30-day period shall not be deemed a waiver of its rights under this Section 6.2 except to the extent such failure shall have actually prejudiced the Indemnitor or caused it to incur additional costs, expenses or liabilities.

                  (d) Promptly, and in any event within 30 days, after the assertion by any third party of any claim, demand or notice (a "THIRD PARTY CLAIM") against an Indemnitee under this Section 6.2 that results or may result in the incurrence by such Indemnitee of any Loss for which such Indemnitee would be entitled to indemnification hereunder, such Indemnitee shall notify the Indemnitor of such Third Party Claim in writing. By written notice (the "DEFENSE NOTICE") to the Indemnitee within 30 days after receipt by the Indemnitor of notice of the Third Party Claim (or sooner if such claim so requires), the Indemnitor shall notify the Indemnitee that the Indemnitor will conduct, at its own expense, the diligent defense against the Third Party Claim in its own name or, if necessary, in the name of the Indemnitee and shall specify the counsel the Indemnitor shall appoint to defend such Third Party Claim. The Indemnitee shall have the right to employ separate counsel in any such Third Party Claim and/or to participate in the defense thereof at its own expense; provided, however, that if (i) the Indemnitee shall have received an opinion of counsel reasonably acceptable to the Indemnitor to the effect that the interests of the Indemnitee and the Indemnitors with respect to the Third Party Claim are sufficiently adverse to prohibit the representation by the same counsel of both parties under applicable ethical rules or (ii) the employment of such separate counsel has been specifically authorized in writing by the Indemnitor, the reasonable fees and expenses of such separate counsel shall be borne by the Indemnitor. If the Indemnitor shall fail to give the Defense Notice within such 30-day period (or such shorter period if such claim so requires), the Indemnitor shall be deemed to have elected not to conduct the defense of the subject claim. The party conducting the defense of any Third Party Claim shall use reasonable efforts to keep the other party appraised of all significant developments with respect thereto. No Third Party Claim may be settled by the Indemnitor without the written consent of the Indemnitee, which consent shall not be unreasonably withheld; provided, however, that if such settlement involves the payment of money only and the Indemnitee is completely indemnified therefor and the Indemnitee refuses to consent to such settlement, the Indemnitor shall cease to be obligated for such Third Party Claim. The Indemnitee shall not settle any Third Party Claim that is being defended in good faith by the Indemnitor. Failure of the Indemnitee to give timely, complete or accurate notice as provided in this subsection (d) will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party entitled to receive such notice was deprived of its right to recover any payment under its applicable insurance coverage or was otherwise damaged or prejudiced as a result of such failure to give timely notice.

                  (e) The amount of any Loss subject to indemnification under this Section 6.2 shall be calculated net of any amounts which have been previously recovered by the Indemnitee under insurance policies (other than New Environmental Loss Policies, as defined in Section 6.5) or other collateral sources (such as contractual indemnities of any Person which are contained outside this Agreement), and such Indemnitee hereby covenants that it will not release any such collateral sources from any obligations they may have. In the event any such amounts that may be recoverable under such insurance policies or other collateral sources are not received before any claim for indemnification is paid pursuant to this Section 6.2, then the Indemnitee shall, at its election, either pursue such insurance policies or collateral sources with reasonable diligence or assign all such rights to the Indemnitor. In the event any such recovery is received after any claim for indemnification is paid by the Indemnitor, the amount of such recovery shall be applied as follows: first, to reimburse the Indemnitee or the Indemnitor, as the case may be, for its out-of-pocket expenses (including reasonable attorneys' fees and expenses) expended in pursuing such recovery; second, to refund any payments made by the Indemnitor which would not have been so paid had such recovery been obtained prior to such payment; and third, any excess to the Indemnitee. If the Indemnitee either fails to pursue any such insurance policies or collateral sources with reasonable diligence or to assign all such rights to the Indemnitor, then the Indemnitor shall have the right of subrogation to pursue such insurance policies or collateral sources and may take any reasonable actions necessary to pursue such rights of subrogation in its name or the name of the party from whom subrogation is obtained. The Indemnitee shall reasonably cooperate with the Indemnitor to pursue any such subrogation claim.

                  (f) All Losses subject to indemnification hereunder shall be calculated net of any tax benefits realized by the Indemnitee as a result of the Losses, net of any taxes payable by the Indemnitee as a result of recoveries of the Losses, including recoveries pursuant to the indemnification hereunder.

6.3      ENVIRONMENTAL INDEMNIFICATION.

                  (a) Subject to the conditions set forth in this Section 6.3, the Seller shall indemnify and hold harmless the Purchaser from and against any liability (whether fixed or unfixed, liquidated or unliquidated), loss, actual or punitive damage, deficiency, demand, claim, suit, action or cause of action, cost or expense of any investigation or proceeding, settlement, compromise (including reasonable fees and expenses of attorneys, expert witnesses, consultants, engineers and accountants), assessment, penalty or fine, actually suffered or incurred, including, without limitation, compliance, corrective, remedial, removal, response, abatement, closure, cleanup and monitoring costs, as well as requirements to contribute to the remediation of third-party operated, off-site waste disposal sites and liabilities for personal injuries and repair of damage to natural resources (collectively, "ENVIRONMENTAL LOSSES") that:

                  (i) arise out of or result from the untruth or inaccuracy of the representations and warranties of the Seller contained in Section 3.1(p) and relate to permitting, reporting, record keeping, emissions limitations, discharge limitations, monitoring, procedures for labeling and placarding, storage, handling, transportation, manifesting or other environmental compliance obligation that occurred prior to the Closing Date ("COMPLIANCE LOSSES"); or

                  (ii) arise out of or result from governmentally mandated action or third-party claims and relate to a release, spill, leak, pumping, pouring, emission, emptying, discharge, injecting, escape, leaching, disposal, transport, storage, generation, origination or dumping of a Hazardous Substance that occurred prior to the Closing Date ("REMEDIATION LOSSES")

from, at or onto any manufacturing facility or other real property site in which MBCI or any Subsidiaries had or maintains an interest, or any third-party operated, off-site waste disposal facility to which any Hazardous Substance was transported, disposed or stored (each such manufacturing facility, real property site or third-party operated, off-site waste disposal facility being herein called a "FACILITY").

Notwithstanding the foregoing, the Purchaser shall not be entitled to indemnification under this Section 6.3(a) with respect to any Compliance Loss or Remediation Loss suffered or incurred with respect to a single Facility until such time as either the aggregate amount of all Compliance Losses, on the one hand, or Remediation Losses, on the other hand, exceeds $250,000 (a "QUALIFYING FACILITY LOSS"); and (ii) the Purchaser shall not be entitled to indemnification under this Section 6.3(a) with respect to any single Qualifying Facility Loss until all such Qualifying Facility Losses (including the first $250,000 of each such individual Qualifying Facility Loss in excess of $250,000) exceed, in the aggregate, $3,000,000, in which case the Purchaser shall be entitled to indemnification with respect to 50% of the aggregate amount of all such Qualifying Facility Losses that exceed $3,000,000 until such time as the aggregate amount of all such Qualifying Facility Losses equal, in the aggregate, $25,000,000. The Purchaser shall not be entitled to any indemnification under this Section 6.3(a) for Excess Facility Losses that exceed $25,000,000 in the aggregate and in no event shall the maximum aggregate liability of the Seller to indemnify the Purchaser under this Section 6.3 and under any Environmental Laws exceed $11,000,000.

                  (b) Except as provided below or in Section 6.3(c), no notice need be given by the Purchaser to the Seller of any individual Compliance Loss or Remediation Loss. Within a reasonable period after Purchaser has incurred or determines that it expects to incur an Qualifying Facility Loss, it shall so notify the Seller and set forth in such notice with reasonable specificity the basis for its claim or claims for indemnification and the aggregate amount and nature of the Environmental Losses at such Facility, to the extent then known. After the Purchaser's initial notice to the Seller with respect to an Qualifying Facility Loss at any single Facility, the Purchaser thereafter shall report to the Seller not less than quarterly all Environmental Losses at that Facility incurred since the last previous report or notice, until such time as all Environmental

Losses at that Facility have been finally resolved, settled, paid or discharged. For a period of 45 days following delivery of each such notice or report to the Seller, the Purchaser shall make available to the Seller and its representatives such of the books and records and employees of the Purchaser and MBCI and its Subsidiaries with respect to the Environmental Losses incurred at such Facility as may be necessary or appropriate for the Seller to verify the amount and accuracy of the Environmental Losses covered by such notice or report. Subject to the $3,000,000 aggregate threshold amount for Qualifying Facility Losses and to the maximum aggregate limits on its indemnification obligations set forth in
Section 6.3(a) above, within 60 days after each such notice or report from the Purchaser (or within ten days after final resolution of any dispute among the parties with respect to the Environmental Losses covered thereby), the Seller shall pay or reimburse to the Purchaser in cash an amount equal to 50% of each Qualifying Facility Loss as provided in Section 6.3(a). The Seller shall not be liable for any claim for indemnification under this Section 6.3 unless written notice of a claim for indemnification is delivered by the Purchaser to the Seller within three years after the Closing Date. Claims noticed during the three-year period that are covered by the terms of this Agreement even though not resolved during such period shall remain subject to the indemnification, and in the event that the $250,000 Qualifying Facility Loss threshold and/or the $3,000,000 aggregate threshold amount are exceeded more than three years after the Closing Date, Seller shall remain liable for such noticed claims as provided herein. Except as to Purchaser's obligations to deliver notice to Seller within three years after the Closing Date, failure of Purchaser to give timely, complete or accurate notice as provided in this Section 6.3(b) will not affect the rights or obligations of any party hereunder except to the extent such party is prejudiced by such failure.

                  (c) Promptly after the assertion by any third party of any claim, demand or notice that results or may result in a claim for indemnification under this Section 6.3, the Purchaser shall provide the Seller with a written notice with respect thereto setting forth the details of such claim or event. The Purchaser shall have the right to conduct, at its own expense, all the investigations and defenses against any third party claim and to settle or compromise the same without the consent or concurrence of the Seller, provided that the Purchaser shall not settle or compromise a claim that involves potential liability or admission of wrongdoing by the Seller (other than with respect to Environmental Losses in accordance with this Section 6.3) without the prior written consent of the Seller, which consent will not be unreasonably withheld; provided, however, that the Seller shall have the right to employ separate counsel in any such third party claim and/or to participate in the defense thereof at its own expense. In any event, the Purchaser shall use reasonable efforts to keep the Seller appraised of all significant developments with respect to such third party claim. Failure of the Purchaser to give timely, complete or accurate notice as provided in this Section 6.3(c) will not affect the rights or obligations of any party hereunder except to the extent such party is prejudiced by such failure.

                  (d) The amount of any Environmental Loss subject to indemnification under this Section 6.3 shall be calculated net of any amounts which have been previously recovered by the Purchaser or the Companies under insurance policies (other than New Environmental Loss Policies, as defined in Section 6.5) or other collateral sources (such as contractual indemnities of any Person which are contained outside this Agreement or claims against third parties), and the Purchaser hereby covenants that it will not release any such collateral sources from any obligations they may have. In the event any such amounts may be recoverable under such insurance policies or other collateral sources but are not received or recovered before any claim for indemnification is paid pursuant to this Section 6.3, then the Purchaser shall at its election either pursue such insurance policies or collateral sources with reasonable diligence or assign all such rights to the Seller. In the event any such recovery is received after payment by the Seller or any indemnified Environmental Loss, the amount of such recovery shall be applied as follows: first, to reimburse the Purchaser or the Seller, as appropriate, for its out-of-pocket expenses (including reasonable attorney's fees and expenses) expended in pursuing such recovery; second, to refund any payments made by the Seller which would not have been so paid had such recovery been obtained prior to such payment; and third, any excess to the Purchaser. If the Purchaser either fails to pursue any such insurance policies or collateral sources with reasonable diligence or assigns its rights to do so to the Seller, then the Seller shall have the right of subrogation to pursue such insurance policies or collateral sources and may take any reasonable actions, including instituting proceedings against third parties, necessary to pursue such rights of subrogation in its name or the name of the party from whom subrogation is obtained. The Purchaser shall reasonably cooperate with the Seller to pursue any such subrogation claim.

                  (e) All Losses subject to indemnification hereunder shall be calculated net of any tax benefits realized by the Indemnitee as a result of the Losses, net of any taxes payable by the Indemnitee as a result of recoveries of the Losses, including recoveries pursuant to the indemnification hereunder.

6.4      LIMITATION OF RECOURSE.

                  The rights of the parties for indemnification relating to this Agreement and the transactions contemplated hereby shall be strictly limited to those contained in Section 6.2, Section 6.3 and Article VIII, and such indemnification rights shall be the exclusive remedy available to the parties subsequent to the Closing Date with respect to any matter in any way relating to this Agreement or any of the other Documents or arising in connection herewith or therewith. To the maximum extent permitted by law, the Purchaser and the Seller hereby waive and shall cause their Affiliates to waive all other rights and remedies with respect to any such matter, whether under any Laws (including any right or remedy under the Resource Conservation and Recovery Act, 42 U.S.C.
Section 6901 et seq., the Comprehensive Environmental Response

Compensation and Liability Act, 42 U.S.C. Section 9601 et. seq., or any other Environmental Law), at common law or otherwise.

6.5      NEW ENVIRONMENTAL LOSS POLICY PROCEEDS.

         If the Purchaser or any Company recovers any proceeds under any New Environmental Loss Policy (as hereinafter defined), such proceeds shall be applied as follows:

                           (i) first, to reimbursement of the Purchaser and the Companies of the Environmental Loss with respect to which such proceeds were paid by the insurance company, to the extent such covered Environmental Loss incurred or suffered exceeds the amount thereof reimbursed or paid by the indemnitors pursuant to Sections 4.7, 6.2 and 6.3;

                           (ii) second, to reimbursement of the Purchaser and the Companies of all other Environmental Losses incurred or suffered by them that have not been theretofore reimbursed or paid pursuant to insurance policies, other collateral sources (such as contractual indemnities of any Person which are contained outside this Agreement, or claims against third parties) or the indemnity under Sections 4.7,
         6.2 and 6.3; and

                           (iii) thirdly, any remaining proceeds shall be divided equally among the Purchaser and the Seller.

                  For purposes hereof, "New Environmental Loss Policies" shall mean insurance policies purchased by the Purchaser or any Company after the date hereof covering Environmental Losses.


                                   ARTICLE VII
                                   TERMINATION

7.1      RIGHT OF TERMINATION.

         This Agreement may be terminated at any time prior to the Closing by:

                           (i) the mutual written consent of the Purchaser and the Seller;

or

                           (ii) by the Seller or the Purchaser, without liability on account of such termination (except as otherwise provided in Section 7.2), if the conditions to its obligations to consummate the transactions contemplated hereby shall not have occurred or been waived on or before June 30, 1998; or

                           (iii) by the Seller in accordance with Section 4.11;
         or

                           (iv) by either the Seller or the Purchaser if any permanent injunction or other order of Governmental Authority preventing the consummation of the transactions contemplated hereby shall have become final and non-appealable.

7.2      EFFECT OF TERMINATION.

         Termination of this Agreement pursuant to Section 7.1 shall terminate all obligations of the parties hereunder, except for the obligations under this
Section 7.2 and under the Confidentiality Agreement described in Section 9.4(a). In the case of a willful and intentional breach or fraud by any party hereunder (the "DEFAULTING PARTY"), the Defaulting Party's liability with respect thereto shall be limited to reimbursement of the other party or parties expenses incurred by such party or parties in order to enforce its or their rights under this Agreement (including reasonable attorneys' fees and expenses).


                                  ARTICLE VIII
                                      TAXES

8.1      LIABILITY FOR TAXES.

                  (a) The Seller shall be liable for, and shall indemnify and hold the Purchaser harmless against, all Taxes due or payable by the Companies for any taxable year or taxable period ending on or before the Closing Date, but only to the extent that the amount of such Taxes exceeds the amount reserved therefor on the applicable books and records of the Companies. Neither the Seller nor any of the Companies is a "United States real property holding corporation" as defined in Section 897(c)(2) of the Code and applicable regulations thereunder.

                  (b) The Purchaser shall be liable for, and shall indemnify and hold the Seller and any Affiliate of the Seller harmless against any and all Taxes due or payable by the Companies or by the Purchaser with respect to the Companies for any taxable year or taxable period commencing after the Closing Date.

                  (c) The Seller shall or shall cause MBCI and its Subsidiaries to pay its respective income taxes arising from the first quarter of 1998 in the ordinary course, and, in satisfaction of its "Income Tax Payable to Parent" account, the Seller shall cause MBCI and its Subsidiaries to pay its accrued consolidated income tax liability for the first and each succeeding quarter of 1998 on the April 15, 1998 and each subsequent estimated income tax payment due date occurring prior to the Closing Date, by paying such amount to the entity required to file and pay the quarterly estimated income tax for such consolidated group.

8.2      REFUNDS OR CREDITS.

                  (a) Except as otherwise set forth in this Agreement, any refunds or credits of Taxes, to the extent that such refunds or credits are attributable to taxable periods ending on or before the Closing Date, shall be for the account of the Seller, and, to the extent that such refunds or credits are attributable to taxable periods beginning after the Closing Date, such refunds or credits shall be for the account of the Purchaser. The Purchaser shall, and shall cause each Company to, promptly forward to the Seller or to reimburse the Seller for any such refunds or credits due the Seller after receipt thereof by the Purchaser or any Company.

                  (b) If the examination of any federal, state, local or other tax return of the Seller or any Company shall result (by settlement or otherwise) in any adjustment that decreases deductions, losses or tax credits or increases income, gains or recapture of tax credits for any period ending on or before the Closing Date, and that will permit the Purchaser to increase deductions, losses or tax credits or decrease income, gains or recapture of tax credits that would otherwise (but for such adjustments) have been taken or reported with respect to the Purchaser or any Company for one or more periods ending after the Closing Date, the Seller will notify the Purchaser and provide it with adequate information so that it can reflect on tax returns of the Purchaser or any Company such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits. With respect to such increases or decreases on tax returns of the Purchaser or any Company, the Purchaser shall pay to the Seller the amounts by which the aggregate of all Tax Benefits (as hereinafter defined) which result therefrom exceeds $10,000, such amounts to be paid when and as such Tax Benefits in excess of $10,000 are realized.

                  (c) If the examination of any federal, state, local or other tax return of the Purchaser or any Company shall result (by settlement or otherwise) in any adjustment that decreases deductions, losses or other tax credits for any period beginning after the Closing Date, and that will permit the Seller or any Company to increase deductions, losses or tax credits or decrease the income, gains or recapture of tax credits that would otherwise (but for such adjustment) have been taken or reported with respect to the Seller or any Company for one or more periods before the Closing Date, the Purchaser will notify the Seller and provide it with adequate information so that it can reflect on its return such increases in deductions, losses or tax credits or decreases in income, gains or recapture of tax credits. The Seller shall pay to the Purchaser the amounts by which the aggregate of all Tax Benefits which result therefrom exceeds $10,000, such amounts to be paid when and as such Tax Benefits in excess of $10,000 are realized.

                  (d) As used in this Agreement, the term "TAX BENEFITS" shall mean, in the case of a separate state, local or other tax return, the sum of the amount by which the tax liability of such corporation or entity to the appropriate government or jurisdiction is reduced (including by refund) and any interest from such government or jurisdiction relating to such tax liability, and in the case of a consolidated federal income tax return or similar state, local or other tax return, the sum of the amount by which the tax liability of the affiliated group of corporations or entities to the appropriate government or jurisdiction is reduced (including by refund), and any interest from such government or jurisdiction relating to such tax liability.

8.3      CONTESTS.

         Whenever any taxing authority sends a notice of an audit, initiates an examination of any Company, or otherwise asserts a claim, makes an assessment, or disputes the amount of Taxes for any taxable period ending on or before the Closing Date, the Purchaser shall promptly notify the Seller, and the Seller shall have the right to control any resulting proceedings and to determine whether and when to settle any such claim, assessment or dispute to the extent such proceedings or determinations affect the amount of Taxes for which the Seller is liable under this Agreement; provided, however, that the Purchaser shall, at the Purchaser's own expense, have the right to consult with the Seller regarding any such claim, assessment or dispute that may affect any of the Companies after the Closing Date. Notwithstanding the foregoing, the Purchaser shall have the right to control any such proceedings with respect to any Tax matter arising after the Closing Date and the Seller shall have the right to consult with the Purchaser regarding any such proceeding. Failure of the Purchaser to promptly notify the Seller shall not affect the Purchaser's indemnity rights hereunder unless and only to the extent the Seller is prejudiced thereby.

8.4      COOPERATION.

                  (a) Each of the Purchaser and the Seller shall provide the other with such assistance as may reasonably be requested by either of them in connection with the preparation of any tax return, any audit or other examination by any taxing authority, or any judicial or administrative proceedings relating to liability for Taxes, and each will retain and provide the other with any records or information which may be relevant to such return, audit or examination, proceedings or determination. Such assistance shall include making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder and shall include providing copies of any relevant tax return and supporting work schedules. The party requesting assistance hereunder shall reimburse the other for its reasonable expenses incurred in providing such assistance. Without limiting the foregoing, the Purchaser hereby agrees that it will retain, until the appropriate statutes of limitation (including any extensions) expire, copies of all tax returns, supporting work schedules and other records or information which may be relevant to such returns of each Company for all taxable periods which include the dates from January 1, 1989 to and including the Closing Date, and that such records shall be maintained in accordance with the Seller's Record Retention Policy, as such policy has been provided to the Purchaser at or prior to the Closing. Further, the Purchaser will not destroy or otherwise dispose of any such records without first providing the Seller with a reasonable opportunity to review, copy or take possession of such records. If either party wishes to destroy any records referred to in this subsection (a) after the applicable retention period, it shall first notify the other party in writing and the other party may, by written notice given within 60 days of its receipt of such notice, have the right to take possession of such records within 60 days after giving such written notice.

                  (b) Each of the Purchaser and the Seller shall, and shall cause each Company to, preserve and keep each Company's books and records related to Taxes for a period of six years from and after the Closing Date, or for any longer period, (i) as may be required by any Governmental Authority or contract or agreement, (ii) as may be reasonably necessary for the prosecution, defense or disposition of any suit, action or other proceeding or investigation that is then pending or threatened, or (iii) that is equivalent to any applicable statute of limitations (including any extension thereof). Each party shall furnish or cause to be furnished to the other party, its counsel or accountants, upon reasonable request given in writing not less than three business days in advance, during normal business hours, such information and assistance (including without limitation the cooperation of its officers and employees and reasonable access to its books, records and other data and the right to make copies and extracts therefrom) as is reasonably necessary to: (A) facilitate the preparation for or the prosecution, defense or disposition of any suit, action, litigation or administrative, arbitration or other proceeding or investigation (other than one by or on behalf of one party against the other party to this Agreement); (B) comply with the provisions of this Article VIII; or (C) prepare and file any other documents required by any Governmental Authority. The party requesting assistance hereunder shall reimburse the other for its reasonable expenses incurred in providing such assistance.

8.5      COVENANTS.

                  (a) The Seller shall prepare all U.S. federal, state and local income tax returns for each Company for the taxable period of each Company that ends on the Closing Date and shall pay or cause to be paid all income taxes shown as due thereon to the extent that the amount of such taxes exceeds the amount reserved therefor on the applicable books and records of the Companies.

                  (b) The Purchaser shall timely file, or cause to be timely filed, all other returns and reports with respect to Taxes that are required to be filed with respect to each Company, or any successor(s) to the business thereof, after the Closing Date, and the Purchaser shall pay or cause to be paid all Taxes shown as due thereon. To the extent requested by the Seller, the Purchaser shall participate in the filing of and shall file any required returns, reports, statements or forms with respect to any period that ends on or before the Closing Date. The Purchaser shall prepare or cause to be prepared and shall file or cause to be filed all other tax returns, reports, statements and forms required of each Company, or in respect of their activities, for any period ending after the Closing Date that includes the operations of such Company prior to the Closing Date. The Purchaser shall also prepare or cause to be prepared the schedules (known as the "BTR federal and state workpaper packages") containing the tax return information necessary to prepare the consolidated income tax return and state income tax returns within 90 days after the Closing Date. The Purchaser, within 90 days after the Closing Date, shall also cause each Company to prepare (i) year-end schedules for such Company for the year ending as of the Closing Date; (ii) monthly schedules (known as the "MR package") for the period commencing on the date of the most recently prepared monthly schedules and ending (A) if the Closing Date occurs on or after the tenth day of the month, on the Closing Date, or (B) if the Closing Date occurs before the tenth day of the month, on the last day of the month immediately preceding the month in which the Closing Date occurs; and (iii) the U.S. style "T" schedules, the overseas tax returns and the year-end schedules referred to in clause (i) above prepared with respect to such Company. Any such tax returns, reports, statements, forms or schedules that include or relate to tax periods ending on or before the Closing Date or that include the operations of each Company prior to the Closing Date shall be on a basis consistent with the last previous such returns, reports, statements, forms or schedules filed or prepared in respect of each Company, unless the Seller or the Purchaser, as the case may be, concludes that there is no reasonable basis for such position.

8.6      TRANSFER TAXES.

         Notwithstanding anything contained herein to the contrary, the Purchaser shall bear all liabilities for any sales, use, transfer stamp, conveyance or similar Taxes and fees assessed or payable in connection with the transfer of the Shares to the Purchaser.

8.7      TAX SHARING AGREEMENTS.

         All tax sharing agreements or practices among or between the Seller and any of the Companies and their Affiliates, shall be terminated as of the Closing. No payment shall be due to any Company from the Seller or any of its Affiliates in respect of losses of such Company included in any return made on a consolidated basis for the purposes of federal income taxes for any tax period ending on or before the Closing.


                                   ARTICLE IX
                                  MISCELLANEOUS

9.1      INTERPRETATIVE PROVISIONS; CERTAIN DEFINITIONS.

                  (a) Whenever used in this Agreement, the phrases "to the Seller's knowledge", "to the knowledge of the Seller" and other phrases of similar import shall mean the relevant facts, circumstances or information that the Seller or any Company actually knows or should have known in the ordinary conduct of its business. The inclusion of any information on any Schedule shall not be deemed to be an admission or acknowledgment by the Seller, in and of itself, that such information is required to be listed on such Schedule or is material to or outside the ordinary course of the business of any Company. Nothing contained herein or in any of the Schedules hereto shall constitute an admission of liability or an admission against the Seller's or the Purchaser's interest.

                  (b) The use in this Agreement of the term "including" means "including, without limitation." The words "herein", "hereof", "hereunder" and other words of similar import refer to this Agreement as a whole, including the schedules and exhibits, as the same may from time to time be amended, modified, supplemented or restated, and not to any particular section, subsection, paragraph, subparagraph or clause contained in this Agreement. All references to sections, schedules and exhibits mean the sections of this Agreement and the schedules and exhibits attached to this Agreement, except where otherwise stated. The title of and the section and subsection headings in this Agreement are for convenience of reference only and shall not govern or affect the interpretation of any of the terms or provisions of this Agreement. The use herein of the masculine, feminine or neuter forms shall also denote the other forms and any reference to the singular or plural shall include the other, in each case unless the context otherwise requires.

                  (c) Unless expressly provided otherwise, the measure of a period of one month or year for purposes of this Agreement shall be that date of the following month or year corresponding to the starting date, provided that if no corresponding date exists, the measure shall be that date of the following month or year corresponding to the next day following the starting date. For example, one month following February 18th is March 18th, and one month following March 31 is May 1.

9.2      NO ADDITIONAL REPRESENTATIONS.

         THE PURCHASER ACKNOWLEDGES THAT IT AND ITS REPRESENTATIVES HAVE UNDERTAKEN AN INDEPENDENT INVESTIGATION AND VERIFICATION OF THE BUSINESS, ASSETS, OPERATIONS, FINANCIAL CONDITION AND PROSPECTS OF THE COMPANIES. THE PURCHASER EXPRESSLY ACKNOWLEDGES AND AGREES THAT IT IS NOT RELYING ON ANY REPRESENTATION OR WARRANTY OF THE SELLER WITH RESPECT TO ANY MATTER IN CONNECTION WITH THE PURCHASER'S INVESTIGATION OR EVALUATION OF THE COMPANIES (INCLUDING ANY OF THEIR PROPERTIES OR ASSETS), EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN SECTION 3.1. THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, OTHER THAN AS EXPRESSLY SET FORTH IN SECTION 3.1, INCLUDING WITHOUT LIMITATION AS TO ANY PROJECTIONS, FORECASTS AND ESTIMATES PREPARED OR SUPPLIED TO THE PURCHASER OR ITS REPRESENTATIVES. SUCH PROJECTIONS, FORECASTS AND ESTIMATES REFLECT VARIOUS ASSUMPTIONS BY THE SELLER CONCERNING ANTICIPATED RESULTS AND ARE SUBJECT TO SIGNIFICANT BUSINESS, ECONOMIC AND COMPETITIVE UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF THE SELLER OR THE COMPANIES. ACCORDINGLY, FORECASTS, PROJECTIONS AND ESTIMATES WILL LIKELY VARY FROM ACTUAL RESULTS, AND THOSE VARIATIONS MAY BE MATERIAL. THE SELLER ALSO MAKES NO REPRESENTATIONS OR WARRANTIES AS TO THE PHYSICAL CONDITION, VALUE OR QUALITY OF THE PROPERTIES OR ASSETS, OR THE COLLECTIBILITY OF THE RECEIVABLES, OF THE COMPANIES, EXCEPT TO THE EXTENT THE SAME ARE ENCOMPASSED WITHIN THE SCOPE OF THE REPRESENTATIONS AND WARRANTIES SET FORTH IN SECTION 3.1. WITHOUT IN ANY WAY LIMITING THE FOREGOING, THE SELLER MAKES NO REPRESENTATIONS OR WARRANTIES AS TO ANY INFORMATION OR MATERIAL SUPPLIED AS PART OF THE PURCHASER'S DUE DILIGENCE

INVESTIGATION OF THE COMPANIES, EXCEPT AND ONLY TO THE EXTENT THAT SUCH INFORMATION OR MATERIAL IS EXPRESSLY MADE SUBJECT TO A REPRESENTATION OR WARRANTY CONTAINED IN SECTION 3.1. THE SELLER EXPRESSLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, USAGE OR FITNESS FOR ANY PARTICULAR PURPOSE OF ANY OF THE PROPERTIES OR ASSETS OF THE COMPANIES. THE PURCHASER EXPRESSLY ACKNOWLEDGES AND AGREES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE CONDITION OF THE BUSINESS OF THE COMPANIES, INCLUDING THEIR PROPERTIES AND ASSETS, SHALL BE "AS IS" AND "WHERE IS."

9.3      EXPENSES.

         Except as otherwise provided in this Agreement, all costs and expenses, including all legal fees and expenses, incurred in connection with each of the Documents and the transactions contemplated thereby shall be paid by the parties incurring such expenses. Notwithstanding the foregoing, the Purchaser shall pay the following incurred in connection with giving effect to the transactions contemplated in this Agreement: (i) obtaining the requisite consents from respective Governmental Authorities, including Hart-Scott-Rodino filing fees, if such filings are required under applicable laws (as determined jointly by counsel for the Purchaser and the Seller), (ii) all taxes (including sales, stock transfer, real property transfer and/or real property transfer gains taxes, if any), and (iii) all mortgage or other recording fees, if any.

9.4      ENTIRE AGREEMENT; AMENDMENT.

                  (a) This Agreement, the other Documents and the Exhibits and Schedules attached hereto and thereto, and the Confidentiality Agreement dated October 23, 1997 (the "CONFIDENTIALITY AGREEMENT") between BTR Inc. and the Purchaser, contain the entire agreement among the parties with respect to the transactions contemplated hereby and supersede all prior agreements and understandings among the parties with respect thereto.

                  (b) This Agreement shall not be altered or otherwise amended except pursuant to an instrument in writing signed by each of the parties hereto.

9.5      SEVERABILITY.

         It is the desire and intent of the parties hereto that the provisions of this Agreement be enforced to the fullest extent permissible under the laws and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any particular provision of this Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, while maintaining the intent of the parties, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

9.6      PUBLIC ANNOUNCEMENTS.

         The parties will consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement and the transactions contemplated hereby, and no party will issue any such press release or any such public statement prior to such consultation and the agreement of the other party, except as may be required by law.

9.7      NOTICES.

         All notices or other communications which are required hereunder or otherwise delivered in connection herewith shall be in writing and shall be deemed to have been duly given if delivered personally or if sent by nationally-recognized overnight courier, by facsimile, or by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

                  (a)      if to the Purchaser, to:

                           NCI Building Systems, Inc.
                           7301 Fairview
                           Houston, Texas 77041
                           Attention:        Chief Financial Officer
                           Facsimile:        (713) 849-5024
                           Telephone:        (713) 466-7788
                  with a copy to:

                           Gardere & Wynne, L.L.P.
                           1601 Elm Street
                           3000 Thanksgiving Tower
                           Dallas, Texas 75201
                           Attention:        John K. Sterling
                           Facsimile:        (214) 999-3925
                           Telephone:        (214) 999-4925

                  (b)      if to the Seller, to:

                           BTR Australia Limited
                           c/o BTR Inc.
                           Stamford Harbor Park
                           333 Ludlow Street
                           Stamford, CT 06902
                           Attention:        John S. Thompson
                                             President
                           Facsimile:        (203) 964-9285
                           Telephone:        (203) 352-0008

                  with a copy to:

                           BTR plc
                           BTR House
                           Carlisle Place
                           London SW1P 1BX
                           England
                           Attention:        David J. Stevens
                                             General Counsel
                           Facsimile:        011-44-171-821-3806
                           Telephone:        011-44-171-821-3805
                  and with a copy to:

                           BTR Inc.
                           Stamford Harbor Park
                           333 Ludlow Street
                           Stamford, CT 06902
                           Attention:        Peter M. Kent
                                             Assistant General Counsel
                           Facsimile:        (203) 324-0503
                           Telephone:        (203) 352-0006

                  (c)      if to BTR plc, to:

                           BTR plc
                           BTR House
                           Carlisle Place
                           London SW1P 1BX
                           England
                           Attention:        David J. Stevens
                                             General Counsel
                           Facsimile:        011-44-171-821-3806
                           Telephone:        011-44-171-821-3805

Each party may specify by notice given as provided above a different or additional address. Any notice or communication hereunder shall be deemed to have been received (a) in the case of personal delivery, on the date of delivery, (b) in the case of a nationally-recognized overnight courier, when received, (c) in the case of facsimile transmission, when received, and (d) in the case of mailing, on the fifth business day following that on which the piece of mail containing such communication is posted.

9.8      COUNTERPARTS.

         This Agreement may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute one and the same agreement.

9.9      GOVERNING LAW; WAIVER OF JURY TRIAL.

                  (a) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE DOMESTIC LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICTING PROVISION OR RULE (WHETHER OF THE STATE OF NEW

YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK TO BE APPLIED. IN FURTHERANCE OF THE FOREGOING, THE INTERNAL LAWS OF THE STATE OF NEW YORK WILL CONTROL THE INTERPRETATION AND CONSTRUCTION OF THIS AGREEMENT, EVEN IF UNDER SUCH JURISDICTION'S CHOICE OF LAW OR CONFLICT OF LAW ANALYSIS, THE SUBSTANTIVE LAW OF SOME OTHER JURISDICTION WOULD ORDINARILY APPLY.

                  (b) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY DO SO, TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING ARISING HEREUNDER.

9.10     CONSENT TO JURISDICTION AND SERVICE OF PROCESS.

                  (a) EACH OF THE PARTIES HEREBY:

                           (i) IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSES OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER DOCUMENTS OR THE SUBJECT MATTER HEREOF OR THEREOF AND BROUGHT BY ANY OTHER PARTY;

                           (ii) WAIVES AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, IN ANY SUCH ACTION OR PROCEEDING, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OR SUCH COURTS, (B) THE ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM OR (C) THE VENUE OF THE ACTION OR PROCEEDINGS IS IMPROPER; AND

                           (iii) AGREES THAT, NOTWITHSTANDING ANY RIGHT OR PRIVILEGE IT MAY POSSESS AT ANY TIME, SUCH PARTY AND ITS PROPERTY ARE AND SHALL BE GENERALLY SUBJECT TO SUIT ON ACCOUNT OF THE OBLIGATIONS ASSUMED BY IT HEREUNDER.

                  (b) EACH PARTY AGREES THAT SERVICE IN PERSON OR BY CERTIFIED OR REGISTERED U.S. MAIL TO ITS ADDRESS SET FORTH IN SECTION 9.7 SHALL CONSTITUTE VALID IN PERSONAM SERVICE UPON SUCH PARTY AND ITS SUCCESSORS AND ASSIGNS IN ANY ACTION OR

PROCEEDING WITH RESPECT TO ANY MATTER AS TO WHICH IT HAS SUBMITTED TO JURISDICTION HEREUNDER.

                  (c) EACH PARTY HEREBY ACKNOWLEDGES THAT THIS IS A COMMERCIAL TRANSACTION, THAT THE FOREGOING PROVISION FOR CONSENT TO JURISDICTION AND SERVICE OF PROCESS HAVE BEEN READ, UNDERSTOOD AND VOLUNTARILY AGREED TO BY EACH PARTY AND THAT BY AGREEING TO SUCH PROVISIONS EACH PARTY IS WAIVING IMPORTANT LEGAL RIGHTS.

9.11     BENEFITS OF AGREEMENT.

         All of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Anything contained herein to the contrary notwithstanding, this Agreement shall not be assignable by the Seller without the consent of the Purchaser or by the Purchaser without the consent of the Seller. Nothing provided herein shall confer upon any Person not a party hereto any right or remedy of any nature or kind whatsoever or be deemed to construe any such Person as a third party beneficiary hereof.

9.12     CONSTRUCTION.

         The provisions of this Agreement shall be construed according to their fair meaning and neither for nor against any party hereto irrespective of which party caused such provisions to be drafted. Each of the parties acknowledge that it has been represented by legal counsel in connection with the preparation and execution of this Agreement.

                   [The following page is the signature page.]

         IN WITNESS WHEREOF, each of the parties hereto has caused this Stock Purchase Agreement to be duly executed by its authorized representative on the day and year first written above.

                                       NCI BUILDING SYSTEMS, INC.


                                       By: /s/ C. A. RUNDELL, JR.
                                           -------------------------------------
                                           Name:  C. A. Rundell, Jr.
                                           Title: Chairman of the Board


                                       BTR AUSTRALIA LIMITED


                                       By: /s/ J. B. SAUNDERS
                                           -------------------------------------
                                           Name:  J. B. Saunders
                                           Title: Attorney in Fact


The undersigned hereby executes this
Agreement for the limited purposes
expressly set forth in Section 4.10.

BTR PLC


By: /s/ J. B. SAUNDERS
    -------------------------------------
    Name:  J. B. Saunders
    Title: Attorney in Fact